                                                  FREE WRITING PROSPECTUS
                                                  FILED PURSUANT TO RULE 433
                                                  REGISTRATION NO. 333-130545




                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMBS 2007-1

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[495,250,000] (APPROXIMATE)
                              OFFERED CERTIFICATES

                 MERRILL LYNCH MORTGAGE BACKED SECURITIES TRUST,
                               SERIES MLMBS 2007-1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                               FEBRUARY [23], 2007

Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMBS 2007-1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMBS 2007-1

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com
Roger Ashworth                212-449-5320   horace_ashworth@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com
Paul Fetch                    212-449-1002   paul_fetch@ml.com

Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMBS 2007-1

DEAL STRUCTURE SUMMARY:

                                  MLMBS 2007-1

           $[495,250,000] (APPROXIMATE, SUBJECT TO FINAL COLLATERAL)
                              OFFERED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                                                                                                       EXPECTED
           PRINCIPAL         WAL (YRS)       PAYMENT WINDOW (MONTHS)   PASS-THROUGH                     RATINGS
CLASS     BALANCE (8)       (CALL/MAT)              (CALL/MAT)             RATES       TRANCHE TYPE    S&P/FITCH
-----   --------------   -----------------   -----------------------   ------------   --------------   ---------
I-A1    $[328,102,000]   2.50(1) / 3.34(7)   1 - 59(1)  / 1 - 359(7)      WAC(4)       Super Senior    [AAA/Aaa]
I-A2    $ [36,456,000]   2.50(1) / 3.34(7)   1 - 59(1)  / 1 - 359(7)      WAC(4)      Senior Support   [AAA/Aaa]
II-A1   $[102,772,000]   2.91(2) / 3.36(7)   1 - 111(2) / 1 - 358(7)      WAC(5)       Super Senior    [AAA/Aaa]
II-A2   $ [11,419,000]   2.91(2) / 3.36(7)   1 - 111(2) / 1 - 358(7)      WAC(5)      Senior Support   [AAA/Aaa]
 M-1    $ [10,001,000]   4.30(1) / 6.11(7)   1 - 66(1)  / 1 - 359(7)      WAC(6)        Subordinate     [NR/AA]
 M-2    $  [3,750,000]   4.42(3) / 6.11(7)   1 - 111(3) / 1 - 359(7)      WAC(6)        Subordinate     [NR/A]
 M-3    $  [2,750,000]   4.42(3) / 6.11(7)   1 - 111(3) / 1 - 359(7)      WAC(6)        Subordinate    [NR/BBB]
 B-1    $  [2,000,000]                                                                  Subordinate     [NR/BB]
 B-2    $  [1,250,000]                 Information Not Provided Hereby                  Subordinate     [NR/B]
 B-3    $  [1,500,000]                                                                  Subordinate     [NR/NR]
        --------------
TOTAL   $[500,000,000]
        ==============

(1) The Group 1 and Group 2 Mortgage Loans are paid in full on their first interest reset date ("CPB") at a prepayment speed of 25% CPR, subject to a 5% optional termination .

(2) The Group 1 Mortgage Loans have a prepayment speed of 25% CPR and the Group 2 Mortgage Loans are paid in full on their first interest reset date ("CPB") at a prepayment speed of 25% CPR., subject to a 5% optional termination

(3) The Group 1 and Group 2 Mortgage Loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR to maturity.

(4) The Class I-A1 and the Class I-A2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Mortgage Interest Rate of the Group 1 Mortgage Loans.

(5) The Class II-A1 and Class II-A2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Mortgage Interest Rate of the Group 2 Mortgage Loans.

(6) The Class M-1, Class M-2 and Class M-3 Certificates will bear interest at a variable rate equal to the weighted average of the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans, and the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans, weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

(7) The Group 1 and Group 2 Mortgage Loans have a prepayment speed of 25% CPR to maturity

(8) The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%

Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMBS 2007-1

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Mortgage Backed Securities Trust,
                            Series MLMBS 2007-1.

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

SERVICERS:                  Indymac Bank FSB., PHH Mortgage Corporation, Wells
                            Fargo Bank N.A., ABN AMRO Mortgage Group, Inc., and
                            various other servicers, none of whom are servicing
                            more than 10% of the Mortgage Loans.

ORIGINATORS:                Indymac Bank F.S.B., Wells Fargo Bank N.A., ABN AMRO
                            Mortgage Group, Inc., and various other originators,
                            none of whom have originated more than 10% of the
                            Mortgage Loans.

TRUSTEE:                    HSBC Bank USA, N.A.

RATING AGENCIES:            Standard & Poor's Rating Services, a division of the
                            McGraw-Hill Companies, Inc. and Fitch, Inc. will
                            rate the Senior Certificates. Fitch, Inc. will rate
                            the Mezzanine Certificates and the Subordinate
                            Certificates other than the Class B-3 Certificate.
                            It is expected that the Certificates will be
                            assigned the credit ratings on page [4] of this Free
                            Writing Prospectus.

CUT-OFF DATE:               March 1, 2007.

PRICING DATE:               On or about February [__] 2007.

CLOSING DATE:               On or about March [30], 2007.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day, the next succeeding business day), commencing
                            in April 2007.

CERTIFICATES:               The "Senior Certificates" will consist of the Class
                            I-A1, Class I-A2, Class II-A1 and Class II-A2. The
                            "Mezzanine Certificates" will consist of the Class
                            M-1, Class M-2 and Class M-3 Certificates. The
                            "Subordinate Certificates" will consist of the Class
                            B-1, Class B-2 and Class B-3 Certificates. The
                            Senior Certificates, Mezzanine Certificates and the
                            Subordinate Certificates are collectively referred
                            to herein as the "Certificates". Only the Senior
                            Certificates and Mezzanine Certificates
                            (collectively, the "Offered Certificates") are being
                            offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      For federal income tax purposes, the issuing entity
                            will include two or more segregated asset pools,
                            with respect to which elections will be made to
                            treat each as "real estate mortgage investment
                            conduit" (REMIC)

ERISA ELIGIBILITY:          The Offered Certificates will be ERISA eligible as
                            of the Closing Date. However, prospective investors
                            should review with their legal advisors whether the
                            purchase and holding of any of the Offered
                            Certificates could give rise to a transaction
                            prohibited or not otherwise permissible under ERISA
                            or other similar laws.

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMBS 2007-1

SMMEA TREATMENT:            The Senior Certificates and the Class M-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

OPTIONAL TERMINATION:       The securities administrator will be obligated to
                            attempt to auction the Issuing Entity's assets and
                            retire the Certificates on the first Distribution
                            Date after the date (the "Optional Termination
                            Date") on which the aggregate principal balance of
                            the Mortgage Loans is equal to 5% or less of the
                            aggregate principal balance of the Mortgage Loans as
                            of the Cut-off Date.

PRICING PREPAYMENT
SPEED: The Group 1 and Group 2 Mortgage Loans are paid in full on their first interest reset date ("CPB") at a prepayment speed of 25% CPR for Class I-A1, Class
                            I-A2,Class M-1, Class M-2 and Class M-3
                            Certificates.

                            The Group 1 Mortgage Loans have a prepayment speed of 25% CPR and the Group 2 Mortgage Loans are paid in full on their first interest reset date ("CPB") at a prepayment speed of 25% CPR for the Class II-A1 and Class II-A2 Certificates.

ACCRUAL PERIOD:             The interest accrual period (the "Accrual Period")
                            for the Senior Certificates and Mezzanine
                            Certificates for each Distribution Date will be the
                            calendar month immediately preceding the month in
                            which the Distribution Date occurs on a 30/360
                            basis.

CREDIT ENHANCEMENT:         Senior/subordinate, shifting interest structure.

                                                           BOND      INITIAL
                            CERTIFICATES        S&P/FITCH SIZES* SUBORDINATION*
                            ------------        --------- ------ --------------
                            SENIOR CERTIFICATES [AAA/AAA] 95.75%      4.25%
                            CLASS M-1            [NR/AA]   2.00%      2.25%
                            CLASS M-2             [NR/A]   0.75%      1.50%
                            CLASS M-3            [NR/BBB]  0.55%      0.95%

*    Preliminary and subject to revision.

SHIFTING INTEREST:          For any Distribution Date occurring during the seven
                            years beginning on the first Distribution Date, the
                            Mezzanine Certificates and Subordinate Certificates
                            will be locked out from receipt of all unscheduled
                            principal (unless the Senior Certificate are paid
                            down zero). After such time and subject to standard
                            collateral performance triggers (to be described in
                            the prospectus supplement), the Mezzanine
                            Certificates and Subordinate Certificates will
                            receive an increasing portion of unscheduled
                            principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

                            Period 1 - Period 84      0% Pro Rata Share
                            Period 85- Period 96      30% Pro Rata Share
                            Period 97 - Period 108    40% Pro Rata Share
                            Period 109 - Period 120   60% Pro Rata Share
                            Period 121 - Period 132   80% Pro Rata Share
                            Period 133 and after      100% Pro Rata Share

        Recipients should read the information contained in the Important
          Notices section following the cover page of this Free Writing
                                   Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMBS 2007-1

                            Notwithstanding the foregoing, if the credit enhancement provided by the Mezzanine Certificates and Subordinate Certificates reaches twice the initial subordination, before the Distribution Date in Period 37, the Mezzanine and Subordinate
                            Certificates will receive 50% of their pro-rata share of prepayments and 100% thereafter (subject to performance triggers).

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF
REALIZED LOSSES:            The principal portion of realized losses on the
                            Mortgage Loans will be allocated as follows: first,
                            to the Subordinate Certificates in reverse order of
                            their numerical Class designations, in each case
                            until the respective Certificate Principal Balance
                            has been reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective Certificate Principal Balance has been
                            reduced to zero; and third to the related Class or
                            Classes of Senior Certificates. However, losses
                            allocable to the Class I-A1 Certificates will be
                            allocated to the Class I-A2 Certificates until the
                            Certificate Principal Balance of the Class I-A2
                            Certificates has been reduced to zero, and losses
                            allocable to the Class II-A1 Certificates will be
                            allocated to the Class II-A2 Certificates until the
                            Certificate Principal Balance of the Class II-A2
                            Certificates has been reduced to zero.

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:              Distributions on the Certificates will be made on
                            each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the related loan
                            group or groups (after payment of any servicing fees
                            and trustee fees) in the following order of
                            priority:

                            1) To the Senior Certificates, accrued and unpaid interest at the respective Pass-Through Rate;

                            2)   Concurrently as follows,

                                 i)   To the Class I-A1 and the Class I-A2
                                      Certificates, pro-rata, until their
                                      respective Certificate Principal Balance is reduced to zero, all principal received with respect to the Group 1 Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 ii)  To the Class II-A1 and the Class II-A2
                                      Certificates, pro-rata, until their
                                      respective Certificate Principal Balance is reduced to zero, all principal received with respect to the Group 2 Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                            3)   Sequentially to the Class M-1, Class M-2, Class
                                 M-3, Class B-1, Class B-2 and Class B-3
                                 Certificates, in that order, in each case up to an amount equal to and in the following order,
                                 (i) first, accrued and unpaid interest at the respective Pass-Through Rate and (ii) second, such Class' pro-rata share of scheduled principal and its pro-rata share of prepayment principal as described under "Shifting
                                 Interest" above, until their respective
                                 Certificate Principal Balances are reduced to zero.

MORTGAGE LOANS              The information presented on the attached Appendix A
                            with respect to the mortgage loans shows a pool with
                            an outstanding principal balance as of February 1,
                            2007 of $509,818,780. The Mortgage Loans to be
                            delivered to the Issuing Entity of the Closing Date
                            will have an outstanding principal balance as of the
                            Cut-off Date that is expected to be approximately
                            $500,000,000 (subject to a variance of plus or minus
                            5%). The statistical characteristics of the final
                            Mortgage Loan pool delivered on the Closing Date
                            will be substantially similar to the statistical
                            characteristics of the pool of mortgage loans shown
                            in Appendix A.

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
(MERRILL LYNCH LOGO)     COLLATERAL SUMMARY

                            AGGREGATE MORTGAGE LOANS

Total Current Balance:   $509,818,780
Total Number of Loans:            994

                                    Average or
                               Weighted Average (1)     Minimum      Maximum
                               --------------------   ----------   ----------
Current Balance                      $512,896            $45,600   $3,420,000
Original Balance                     $515,746            $45,600   $3,420,000

Loan Rate                               6.227%             4.625%       8.375%
Servicing Fee                           0.265%             0.250%       0.375%
Net Loan Rate                           5.962%             4.250%       8.125%

Original LTV                            70.21%              8.12%       95.00%
Original CLTV                           73.96%             12.13%      100.00%

Credit Score (3)                          749                620          818

Original Term (mos)                       360                360          360
Remaining Term (mos)                      357                312          360
Seasoning (mos)                             3                  0           48

IO Original Term (mos) (2)                106                 36          120
IO Remaining Term (mos) (2)               103                 28          120

Top State Concentrations (1)   CA(47.35%),NJ(4.93%),FL(4.77%),AZ(4.43%),NY(4.17%)

First Pay Date                                        04/01/2003   04/01/2007
Maturity Date                                         03/01/2033   03/01/2037

(1)  Based on current balances.

(2)  For Interest-Only loans.

(3)  For loans with Credit Scores.

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
ALL RECORDS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
INDEX                       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----                     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Treasury - 1 Year            125     67,005,170.48      13.14       6.339      759      536,041      73.58     78.06        6.78
LIBOR - 6 Month              257     84,231,481.17      16.52       6.289      738      327,749      72.68     78.20       49.58
LIBOR - 1 Year               612    358,582,128.81      70.34       6.192      750      585,919      69.00     72.20       24.43
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       994    509,818,780.46     100.00       6.227      749      512,896      70.21     73.96       26.26
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PRODUCT TYPE                LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------              --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
ARM - 3 Year/6 Month          11      3,928,971.00       0.77       5.879      741      357,179      76.76     81.09       64.38
ARM - 5 Year/6 Month         200     62,143,613.26      12.19       6.408      734      310,718      73.28     79.25       43.05
ARM - 5 Year/6 Month
   (40 due in 30)              1        341,465.21       0.07       6.875      709      341,465      69.71     87.14        0.00
ARM - 3 Year/1 Year           12      3,836,236.42       0.75       6.605      737      319,686      73.75     79.31       37.05
ARM - 5 Year/1 Year          562    317,966,842.31      62.37       6.209      753      565,777      69.85     73.69       19.56
ARM - 7 Year/1 Year          158     99,749,482.56      19.57       6.204      748      631,326      69.28     70.96       26.83
ARM - 10 Year/1 Year           5      4,034,738.00       0.79       6.614      728      806,948      66.84     75.92       43.37
ARM - 10 Year/6 Month          1        139,500.00       0.03       5.875      732      139,500      90.00     90.00        0.00
ARM - 7 Year/6 Month          44     17,677,931.70       3.47       5.956      754      401,771      69.58     73.59       70.57
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       994    509,818,780.46     100.00       6.227      749      512,896      70.21     73.96       26.26
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
AMORTIZATION TYPE           LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----------------         --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Fully Amortizing              87     42,765,919.28       8.39       6.158      747      491,562      72.27     75.13       30.33
Balloon                        1        341,465.21       0.07       6.875      709      341,465      69.71     87.14        0.00
36 Month
   Interest-Only               3      1,324,807.00       0.26       6.522      771      441,602      68.70     78.31        0.00
60 Month
   Interest-Only             175     96,866,672.67      19.00       6.284      750      553,524      70.24     73.61       10.05
84 Month
   Interest-Only              24     16,078,758.89       3.15       6.499      756      669,948      67.26     69.66        4.24
120 Month
   Interest-Only             704    352,441,157.41      69.13       6.206      749      500,627      70.09     74.08       31.36
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       994    509,818,780.46     100.00       6.227      749      512,896      70.21     73.96       26.26
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
CUT-OFF STATED PRINCIPAL  MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
BALANCES                    LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------------------  --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
0.01 to 100,000.00            16      1,285,464.99       0.25       6.521      729        80,342     65.40     71.44        56.20
100,000.01 to 200,000.00     141     21,697,239.92       4.26       6.430      736       153,881     69.48     75.26        44.11
200,000.01 to 300,000.00     135     34,122,316.72       6.69       6.389      738       252,758     69.90     75.14        48.57
300,000.01 to 400,000.00      75     26,256,258.06       5.15       6.336      734       350,083     71.98     78.46        46.72
400,000.01 to 500,000.00     197     91,089,433.39      17.87       6.238      750       462,383     71.89     75.58        15.75
500,000.01 to 600,000.00     150     82,280,911.46      16.14       6.141      755       548,539     73.26     76.06        27.14
600,000.01 to 700,000.00      80     51,259,576.54      10.05       6.179      750       640,745     68.64     70.91        18.87
700,000.01 to 800,000.00      62     46,748,538.60       9.17       6.254      749       754,009     72.37     75.49        19.19
800,000.01 to 900,000.00      30     25,805,659.12       5.06       6.074      753       860,189     71.12     73.39        22.87
900,000.01 to
   1,000,000.00               59     57,446,914.47      11.27       6.236      748       973,677     68.92     74.46        10.36
1,000,000.01 to
   1,100,000.00               10     10,561,031.75       2.07       6.189      762     1,056,103     58.16     59.19        19.74
1,100,000.01 to
   1,200,000.00                4      4,558,000.00       0.89       6.251      745     1,139,500     62.67     66.80        25.58
1,200,000.01 to
   1,300,000.00                7      8,765,740.00       1.72       6.194      754     1,252,249     66.81     66.81        57.88
1,300,000.01 to
   1,400,000.00                7      9,511,706.00       1.87       6.052      765     1,358,815     75.38     78.17        43.33
1,400,000.01 to
   1,500,000.00               10     14,774,954.23       2.90       6.089      752     1,477,495     67.85     71.76        39.44
1,500,000.01 to
   2,000,000.00                8     14,565,035.21       2.86       6.340      755     1,820,629     60.31     62.47        25.02
2,500,000.01 to
   3,000,000.00                2      5,670,000.00       1.11       6.185      750     2,835,000     64.81     72.59       100.00
3,000,000.01 or greater        1      3,420,000.00       0.67       6.375      784     3,420,000     60.00     70.00         0.00
                             ---    --------------     ------       -----      ---     ---------     -----     -----       ------
TOTAL:                       994    509,818,780.46     100.00       6.227      749       512,896     70.21     73.96        26.26
                             ===    ==============     ======       =====      ===     =========     =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
ALL RECORDS

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE
                                        AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                          NUMBER OF     PRINCIPAL       AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                           MORTGAGE      BALANCE     THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
CURRENT MORTGAGE RATES      LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
----------------------    ---------  --------------  -----------  --------  --------  -----------  --------  --------  -------------
4.501 to 4.750                 3         849,222.00       0.17      4.665      710      283,074      77.45     77.45       100.00
4.751 to 5.000                11       6,777,558.97       1.33      4.958      759      616,142      76.53     77.70        33.51
5.001 to 5.250                12       6,435,850.00       1.26      5.176      764      536,321      72.39     74.17        39.70
5.251 to 5.500                43      18,553,880.89       3.64      5.457      746      431,486      68.05     71.47        47.98
5.501 to 5.750                90      49,237,300.84       9.66      5.704      757      547,081      69.21     71.91        46.18
5.751 to 6.000               177      96,645,595.50      18.96      5.939      756      546,020      67.27     70.80        28.55
6.001 to 6.250               203     112,999,987.69      22.16      6.190      751      556,650      69.67     73.58        24.55
6.251 to 6.500               213     114,642,355.73      22.49      6.424      749      538,227      71.72     75.50        19.08
6.501 to 6.750               110      56,974,218.87      11.18      6.668      739      517,947      70.65     73.96         9.90
6.751 to 7.000                72      27,828,787.42       5.46      6.911      743      386,511      72.98     77.70        26.57
7.001 to 7.250                27      10,346,171.99       2.03      7.175      723      383,192      73.13     79.83        55.77
7.251 to 7.500                17       4,442,559.00       0.87      7.435      727      261,327      76.84     86.08        12.94
7.501 to 7.750                 6       1,781,321.56       0.35      7.731      699      296,887      79.30     85.93         0.00
7.751 to 8.000                 6       1,281,368.00       0.25      7.921      730      213,561      79.49     95.53         0.00
8.001 to 8.250                 3         874,602.00       0.17      8.250      656      291,534      79.02     95.09         0.00
8.251 to 8.500                 1         148,000.00       0.03      8.375      744      148,000      80.00    100.00         0.00
                             ---     --------------     ------      -----      ---      -------      -----     -----        -----
TOTAL:                       994     509,818,780.46     100.00      6.227      749      512,896      70.21     73.96        26.26
                             ===     ==============     ======      =====      ===      =======      =====     =====        =====

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE
                                        AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                          NUMBER OF     PRINCIPAL       AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                           MORTGAGE      BALANCE     THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
REMAINING TERM              LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------            ---------  --------------  -----------  --------  --------  -----------  --------  --------  -------------
301 to 312                     1         312,448.42       0.06      7.000      638      312,448      69.38     85.06        0.00
325 to 336                     1         451,550.67       0.09      5.500      705      451,551      56.71     56.71        0.00
337 to 348                    19       7,774,128.77       1.52      5.829      726      409,165      71.26     74.33       52.60
349 to 360                   973     501,280,652.60      98.33      6.234      750      515,191      70.21     73.96       25.90
                             ---     --------------     ------      -----      ---      -------      -----     -----       -----
TOTAL:                       994     509,818,780.46     100.00      6.227      749      512,896      70.21     73.96       26.26
                             ===     ==============     ======      =====      ===      =======      =====     =====       =====

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE
                                        AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                          NUMBER OF     PRINCIPAL       AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
ORIGINAL                   MORTGAGE      BALANCE     THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
LOAN-TO-VALUE RATIOS        LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------------      ---------  --------------  -----------  --------  --------  -----------  --------  --------  -------------
0.01 to 10.00                  1         500,000.00       0.10      6.750      766      500,000       8.12     12.40        0.00
10.01 to 20.00                 4         787,000.00       0.15      5.688      769      196,750      16.38     22.22       38.12
20.01 to 30.00                13       5,060,000.00       0.99      5.969      774      389,231      24.21     28.92       16.15
30.01 to 40.00                24      11,927,137.53       2.34      6.110      772      496,964      35.14     38.66       14.89
40.01 to 50.00                44      19,612,118.80       3.85      6.180      763      445,730      46.42     50.44       17.30
50.01 to 60.00                98      63,021,847.01      12.36      6.197      757      643,080      56.80     60.56       24.37
60.01 to 70.00               169     100,178,505.69      19.65      6.225      747      592,772      65.89     68.89       26.72
70.01 to 75.00               132      79,879,756.65      15.67      6.222      747      605,150      73.68     76.40       23.84
75.01 to 80.00               484     221,106,893.18      43.37      6.251      746      456,832      79.52     84.07       28.05
80.01 to 85.00                 7       3,133,212.60       0.61      6.061      732      447,602      83.46     83.46       48.81
85.01 to 90.00                14       3,932,219.00       0.77      6.511      738      280,873      89.14     89.14       62.62
90.01 to 95.00                 4         680,090.00       0.13      6.746      702      170,023      95.00     95.00       61.45
                             ---     --------------     ------      -----      ---      -------      -----     -----       -----
TOTAL:                       994     509,818,780.46     100.00      6.227      749      512,896      70.21     73.96       26.26
                             ===     ==============     ======      =====      ===      =======      =====     =====       =====

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE
                                        AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                          NUMBER OF     PRINCIPAL       AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                           MORTGAGE      BALANCE     THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
CREDIT SCORES               LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------------             ---------  --------------  -----------  --------  --------  -----------  --------  --------  -------------
601 to 625                     2         322,729.00       0.06      6.986      620      161,365      80.00     92.97       29.72
626 to 650                    18       4,801,395.42       0.94      6.946      641      266,744      76.02     87.46       43.05
651 to 675                    21       6,876,588.06       1.35      6.516      666      327,457      77.02     82.66       46.35
676 to 700                    52      19,783,068.52       3.88      6.368      692      380,444      73.36     80.06       41.60
701 to 725                   206     103,072,909.98      20.22      6.312      712      500,354      72.29     75.46       18.69
726 to 750                   225     116,161,822.92      22.78      6.265      738      516,275      71.39     75.87       22.00
751 to 775                   224     125,087,314.07      24.54      6.115      764      558,426      69.59     72.69       31.60
776 to 800                   206     111,557,981.23      21.88      6.161      787      541,544      67.74     71.38       29.94
801 to 825                    40      22,154,971.26       4.35      6.221      806      553,874      63.98     65.83       11.59
                             ---     --------------     ------      -----      ---      -------      -----     -----       -----
TOTAL:                       994     509,818,780.46     100.00      6.227      749      512,896      70.21     73.96       26.26
                             ===     ==============     ======      =====      ===      =======      =====     =====       =====

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
ALL RECORDS

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE
                                        AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                          NUMBER OF     PRINCIPAL       AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                           MORTGAGE      BALANCE     THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
GEOGRAPHIC AREA             LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------           ---------  --------------  -----------  --------  --------  -----------  --------  --------  -------------
Alabama                        3         891,519.00       0.17      5.986      722      297,173      75.10     78.96       49.52
Alaska                         2         849,300.00       0.17      6.000      761      424,650      48.71     65.37       59.14
Arizona                       47      22,560,635.88       4.43      6.295      752      480,014      73.24     77.99       29.17
Arkansas                       1          45,600.00       0.01      7.125      677       45,600      95.00     95.00        0.00
California                   400     241,402,510.54      47.35      6.155      751      603,506      69.44     72.82       18.70
Colorado                      29      15,539,282.67       3.05      6.275      767      535,837      65.65     68.09       24.39
Connecticut                    8       5,700,705.00       1.12      6.104      749      712,588      68.63     71.68       38.12
Delaware                       1         138,500.00       0.03      6.375      761      138,500      54.31     54.31      100.00
District of Columbia           5       2,450,726.47       0.48      6.671      738      490,145      75.20     82.88       20.89
Florida                       58      24,313,886.00       4.77      6.448      745      419,205      71.68     73.60       12.95
Georgia                       30      11,841,234.44       2.32      6.193      750      394,708      76.03     80.53       52.63
Hawaii                        11       9,522,701.37       1.87      6.237      756      865,700      64.57     66.94       14.14
Idaho                         11       6,183,761.00       1.21      6.387      730      562,160      69.62     79.00       50.49
Illinois                      23      10,672,695.87       2.09      6.305      743      464,030      72.36     75.38       27.66
Indiana                        6       1,775,299.00       0.35      6.233      752      295,883      61.55     63.01       24.49
Kansas                         2         509,150.00       0.10      6.567      717      254,575      80.00     81.92        0.00
Kentucky                       2       1,001,627.00       0.20      5.873      757      500,814      68.13     72.12        0.00
Louisiana                      2         354,199.99       0.07      5.632      713      177,100      78.57     86.49      100.00
Maryland                      24      10,370,085.38       2.03      6.239      748      432,087      72.83     82.36       43.71
Massachusetts                 18       7,732,243.72       1.52      6.542      730      429,569      73.26     80.91       49.18
Michigan                      32      13,277,038.30       2.60      6.090      748      414,907      73.16     76.73       47.00
Minnesota                     12       3,820,551.41       0.75      6.370      723      318,379      75.23     81.16       10.66
Mississippi                    1         123,846.00       0.02      5.500      640      123,846      80.00     80.00      100.00
Missouri                       2         371,000.00       0.07      6.522      715      185,500      76.65     76.65       28.84
Montana                        1         400,000.00       0.08      5.500      797      400,000      20.51     30.77      100.00
Nevada                        32      13,230,843.02       2.60      6.467      746      413,464      76.67     82.49       39.26
New Hampshire                  5       3,061,840.00       0.60      6.422      758      612,368      70.23     71.80       43.44
New Jersey                    56      25,152,172.85       4.93      6.364      737      449,146      69.49     72.45       47.19
New Mexico                     2         302,300.00       0.06      6.442      734      151,150      56.65     56.65       23.16
New York                      32      21,253,209.71       4.17      6.281      750      664,163      67.38     72.56       15.41
North Carolina                12       4,278,670.35       0.84      6.084      751      356,556      76.04     82.68       45.59
Ohio                           3         682,075.83       0.13      5.572      721      227,359      68.94     68.94       22.24
Oregon                         8       3,312,300.00       0.65      6.378      748      414,038      75.84     76.91       54.13
Pennsylvania                   9       2,356,018.24       0.46      5.972      740      261,780      79.37     83.73       32.25
South Carolina                 9       2,470,695.00       0.48      5.983      750      274,522      62.51     63.93       18.65
Tennessee                      4       1,148,546.00       0.23      6.209      776      287,137      82.83     86.71       81.14
Texas                         10       4,232,005.70       0.83      5.875      740      423,201      72.31     73.08       39.71
Utah                           8       3,584,800.00       0.70      6.723      735      448,100      75.55     77.90       25.55
Vermont                        3         532,419.00       0.10      6.838      721      177,473      76.98     76.98       18.12
Virginia                      33      15,123,102.38       2.97      6.229      754      458,276      70.52     75.30       43.10
Washington                    32      15,956,287.97       3.13      6.236      761      498,634      67.44     69.54       22.51
West Virginia                  1         220,000.00       0.04      6.625      755      220,000      76.12     85.64      100.00
Wisconsin                      3         773,395.37       0.15      6.468      750      257,798      79.33     85.32       40.70
Wyoming                        1         300,000.00       0.06      5.625      736      300,000      18.75     18.75      100.00
                             ---     --------------     ------      -----      ---      -------      -----     -----      ------
TOTAL:                       994     509,818,780.46     100.00      6.227      749      512,896      70.21     73.96       26.26
                             ===     ==============     ======      =====      ===      =======      =====     =====      ======

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE
                                        AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                          NUMBER OF     PRINCIPAL       AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                           MORTGAGE      BALANCE     THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
OCCUPANCY TYPE              LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------            ---------  --------------  -----------  --------  --------  -----------  --------  --------  -------------
Primary                      847     453,460,482.00      88.95      6.202      749      535,372      70.48     74.35       27.35
Second Home                   55      28,901,391.82       5.67      6.336      759      525,480      69.89     71.13       18.87
Investment                    92      27,456,906.64       5.39      6.526      752      298,445      66.15     70.45       16.05
                             ---     --------------     ------      -----      ---      -------      -----     -----       -----
TOTAL:                       994     509,818,780.46     100.00      6.227      749      512,896      70.21     73.96       26.26
                             ===     ==============     ======      =====      ===      =======      =====     =====       =====

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
ALL RECORDS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PROPERTY TPE                LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------              --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Single Family Residence      643    342,677,995.08      67.22       6.217      749      532,936      69.23     72.77        23.81
PUD                          191     99,445,148.26      19.51       6.190      751      520,655      72.01     75.91        35.69
Condominium                  143     59,209,809.56      11.61       6.284      748      414,055      72.78     77.43        25.62
2-4 Family                    15      7,794,827.56       1.53       6.733      730      519,655      70.63     74.35        17.91
Co-op                          1        435,000.00       0.09       6.250      782      435,000      71.31     71.31         0.00
Townhouse                      1        256,000.00       0.05       6.000      759      256,000      80.00    100.00       100.00
                             ---    --------------     ------       -----      ---      -------      -----    ------       ------
TOTAL:                       994    509,818,780.46     100.00       6.227      749      512,896      70.21     73.96        26.26
                             ===    ==============     ======       =====      ===      =======      =====    ======       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
LOAN PURPOSE                LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------              --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Purchase                     372    186,075,316.13      36.50       6.287      754      500,202      74.80     79.80       27.18
Refinance - Rate Term        304    168,153,180.34      32.98       6.175      746      553,135      70.17     73.07       26.83
Refinance - Cashout          318    155,590,283.99      30.52       6.212      747      489,278      64.77     67.95       24.56
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       994    509,818,780.46     100.00       6.227      749      512,896      70.21     73.96       26.26
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
INDYMAC DOCUMENTATION       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                         155     85,605,820.67      16.79       5.997      759      552,296      69.79     73.29       100.00
Fast Forward                   7      4,425,500.00       0.87       6.064      761      632,214      66.24     67.39         0.00
No Documentation              60     26,140,311.79       5.13       6.219      758      435,672      49.00     50.26         0.00
No Income No Assets            6      3,259,988.54       0.64       6.252      750      543,331      61.87     64.58         0.00
No Ratio                      13      5,805,146.16       1.14       6.207      752      446,550      63.49     64.49         0.00
Reduced Documentation        310    184,319,566.52      36.15       6.202      748      594,579      71.19     74.43         0.00
Stated Income Stated
   Assets                      5      3,200,000.00       0.63       5.956      757      640,000      69.93     74.68         0.00
                             ---    --------------      -----       -----      ---      -------      -----     -----       ------
TOTAL:                       556    312,756,333.68      61.35       6.143      752      562,511      68.63     71.71        27.37
                             ===    ==============      =====       =====      ===      =======      =====     =====       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
WELLS FARGO               MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
DOCUMENTATION               LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------------             --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                           2      1,251,613.94       0.25       6.610      681      625,807      66.23     82.24       100.00
Assets Only                    4      1,815,397.73       0.36       6.227      731      453,849      73.68     78.89         0.00
Stated Income Stated
   Assets                    107     58,186,100.22      11.41       6.351      763      543,795      73.84     78.56         0.00
                             ---     -------------      -----       -----      ---      -------      -----     -----       ------
TOTAL:                       113     61,253,111.89      12.01       6.353      760      542,063      73.68     78.65         2.04
                             ===     =============      =====       =====      ===      =======      =====     =====       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ABN AMRO DOCUMENTATION      LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
----------------------    --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Stated Income Stated
   Assets                     77     47,971,417.13      9.41        6.312      746      623,005      70.49     72.95        0.00
                             ---     -------------      ----        -----      ---      -------      -----     -----        ----
TOTAL:                        77     47,971,417.13      9.41        6.312      746      623,005      70.49     72.95        0.00
                             ===     =============      ====        =====      ===      =======      =====     =====        ====

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
ALL RECORDS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ALL OTHER DOCUMENTATION     LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----------------------   --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                         144     47,041,547.56       9.23       6.267      737      326,677      75.28     81.63       100.00
Alternative                    2        878,829.91       0.17       6.060      736      439,415      80.00     80.00         0.00
Low                            8      5,440,716.71       1.07       6.322      751      680,090      73.79     74.82         0.00
No Income Verification        11      3,092,150.00       0.61       6.892      748      281,105      77.11     88.10         0.00
Streamlined                    1        256,738.00       0.05       6.500      675      256,738      80.00    100.00         0.00
No Documentation               3        643,054.00       0.13       7.181      636      214,351      64.91     68.44         0.00
No Income No Assets            1        252,028.00       0.05       8.000      797      252,028      79.97     99.95         0.00
No Income Verified
   Assets                      8      1,980,750.00       0.39       7.343      689      247,594      80.00    100.00         0.00
No Ratio                       8      3,145,845.00       0.62       7.099      693      393,231      77.99     95.12         0.00
Preferred Documentation        2      1,750,000.00       0.34       5.982      764      875,000      52.42     55.65         0.00
Stated Income                 16      4,141,176.00       0.81       6.871      716      258,824      70.91     77.43         0.00
Stated Income Stated
   Assets                      5      1,718,359.00       0.34       7.073      728      343,672      70.81     73.09         0.00
Stated Income Verified
   Assets                     30     12,478,653.67       2.45       6.176      727      415,955      70.71     74.23         0.00
Verification of
   Employment                  9      5,018,069.91       0.98       6.436      757      557,563      61.61     61.61         0.00
                             ---     -------------      -----       -----      ---      -------      -----    ------       ------
TOTAL:                       248     87,837,917.76      17.23       6.392      734      354,185      73.28     79.25        53.55
                             ===     =============      =====       =====      ===      =======      =====    ======       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
MARGINS                     LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------                   --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
1.751 to 2.000                 1        334,400.00       0.07       7.375      715      334,400      69.99     84.99        0.00
2.001 to 2.250               451    192,777,563.79      37.81       6.244      745      427,445      71.03     75.22       36.59
2.251 to 2.500                34     10,119,906.00       1.99       6.583      745      297,644      76.76     79.82       87.34
2.501 to 2.750               492    300,963,904.85      59.03       6.195      753      611,715      69.32     72.86       17.93
2.751 to 3.000                 1        521,250.00       0.10       6.750      696      521,250      75.00     75.00        0.00
3.001 to 3.250                14      4,969,846.82       0.97       6.667      731      354,989      78.18     78.18       11.46
4.001 to 4.250                 1        131,909.00       0.03       6.875      785      131,909      80.00    100.00        0.00
                             ---    --------------     ------       -----      ---      -------      -----    ------       -----
TOTAL:                       994    509,818,780.46     100.00       6.227      749      512,896      70.21     73.96       26.26
                             ===    ==============     ======       =====      ===      =======      =====    ======       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
MAXIMUM MORTGAGE RATE       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
9.501 to 9.750                 3        849,222.00       0.17       4.665      710      283,074      77.45     77.45      100.00
9.751 to 10.000               11      6,777,558.97       1.33       4.958      759      616,142      76.53     77.70       33.51
10.001 to 10.250              12      6,435,850.00       1.26       5.176      764      536,321      72.39     74.17       39.70
10.251 to 10.500              43     18,553,880.89       3.64       5.457      746      431,486      68.05     71.47       47.98
10.501 to 10.750              86     47,542,373.89       9.33       5.704      758      552,818      69.10     71.90       46.77
10.751 to 11.000             170     93,096,423.74      18.26       5.942      756      547,626      67.12     70.69       27.44
11.001 to 11.250             191    109,510,375.36      21.48       6.188      751      573,353      69.43     73.38       23.75
11.251 to 11.500             190    107,488,309.73      21.08       6.423      749      565,728      71.78     75.41       17.11
11.501 to 11.750              96     52,298,370.82      10.26       6.639      739      544,775      70.24     73.33        6.62
11.751 to 12.000              58     25,278,314.18       4.96       6.763      749      435,833      72.35     77.03       33.39
12.001 to 12.250              30     10,737,473.32       2.11       6.874      728      357,916      75.34     81.43       50.84
12.251 to 12.500              35      9,784,855.00       1.92       6.719      736      279,567      71.70     79.89       36.61
12.501 to 12.750              23      7,956,191.56       1.56       6.861      728      345,921      75.38     79.83       33.64
12.751 to 13.000              26      6,937,813.00       1.36       7.030      730      266,839      75.13     79.93       14.54
13.001 to 13.250              10      3,409,113.00       0.67       7.274      740      340,911      70.69     76.57       59.80
13.251 to 13.500               6      1,959,750.00       0.38       7.492      763      326,625      81.13     84.17       23.88
13.501 to 13.750               1        195,905.00       0.04       7.750      642      195,905      80.00    100.00        0.00
13.751 to 14.000               1        443,200.00       0.09       7.875      690      443,200      80.00    100.00        0.00
14.001 to 14.250               2        563,800.00       0.11       8.250      661      281,900      78.48     92.38        0.00
                             ---    --------------     ------       -----      ---      -------      -----    ------      ------
TOTAL:                       994    509,818,780.46     100.00       6.227      749      512,896      70.21     73.96       26.26
                             ===    ==============     ======       =====      ===      =======      =====    ======      ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
ALL RECORDS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
NEXT RATE                 MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ADJUSTMENT DATE             LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
2008-03                        1        312,448.42       0.06       7.000      638       312,448     69.38     85.06         0.00
2008-08                        1        221,539.00       0.04       5.500      639       221,539     88.59     88.59       100.00
2009-03                        1        247,280.00       0.05       6.375      746       247,280     80.00     95.00         0.00
2009-07                        1        454,400.00       0.09       6.000      785       454,400     80.00     90.00         0.00
2009-09                        8      2,412,508.00       0.47       6.603      742       301,564     71.44     71.44        58.91
2009-10                       10      3,893,032.00       0.76       6.032      743       389,303     76.24     81.56        53.53
2009-11                        2        675,550.67       0.13       5.624      728       337,775     64.43     71.06        33.16
2010-04                        2        580,707.70       0.11       4.877      702       290,354     80.00     80.00        66.40
2010-06                        1        166,999.99       0.03       5.500      750       167,000     76.96     76.96       100.00
2010-09                        1        395,850.00       0.08       5.250      779       395,850     69.63     69.63       100.00
2010-11                        2        795,657.00       0.16       5.476      672       397,829     75.38     75.38       100.00
2010-12                        2      1,349,289.00       0.26       6.674      747       674,645     73.26     76.51        32.56
2011-04                        2      2,022,887.66       0.40       6.396      761     1,011,444     63.35     63.35         0.00
2011-05                        1        784,613.94       0.15       6.750      672       784,614     58.13     71.67       100.00
2011-06                        6      2,932,397.73       0.58       6.283      732       488,733     68.26     74.70        15.93
2011-07                       12      3,951,385.20       0.78       6.692      766       329,282     72.93     83.13        16.47
2011-08                       31     16,640,684.49       3.26       6.478      750       536,796     68.55     70.05        29.58
2011-09                      128     59,144,685.94      11.60       6.397      751       462,068     73.71     78.82        24.42
2011-10                      110     44,929,530.51       8.81       6.213      750       408,450     74.48     78.69        28.30
2011-11                       72     28,923,749.55       5.67       6.406      731       401,719     70.10     77.02        20.88
2011-12                       77     34,243,309.48       6.72       6.150      747       444,718     67.77     70.29        14.00
2012-01                      136     62,890,834.92      12.34       6.255      745       462,433     71.52     75.39        24.85
2012-02                      159    108,014,587.00      21.19       6.123      757       679,337     67.71     71.71        22.15
2012-03                       20     12,233,200.00       2.40       6.043      767       611,660     69.28     73.13        19.65
2012-06                        2        561,071.00       0.11       5.205      731       280,536     82.79     82.79       100.00
2012-09                        1        187,200.00       0.04       5.750      680       187,200     80.00     95.00       100.00
2012-10                        2        970,922.91       0.19       5.818      703       485,461     72.59     75.95        54.34
2012-11                        2      1,058,112.17       0.21       6.182      710       529,056     65.58     74.78        38.57
2013-06                        1        149,985.00       0.03       6.750      777       149,985     77.32     77.32         0.00
2013-07                        2      1,949,951.23       0.38       6.855      763       974,976     58.14     60.46        23.18
2013-08                        3      2,272,457.58       0.45       6.804      749       757,486     70.09     70.57         0.00
2013-09                       20      9,207,954.00       1.81       6.465      761       460,398     69.26     71.39        36.42
2013-10                        2        746,363.35       0.15       6.427      779       373,182     82.48     83.21        58.06
2013-11                        7      3,812,863.06       0.75       5.962      738       544,695     71.59     75.43        33.08
2013-12                       41     18,889,025.82       3.71       6.106      748       460,708     69.22     71.14        44.51
2014-01                       74     47,085,586.14       9.24       6.201      742       636,292     68.60     69.96        25.31
2014-02                       45     30,535,922.00       5.99       6.016      759       678,576     70.25     72.93        38.40
2015-07                        2      1,239,500.00       0.24       5.764      778       619,750     54.50     54.50         0.00
2016-06                        1        256,738.00       0.05       6.500      675       256,738     80.00    100.00         0.00
2016-09                        3      2,678,000.00       0.53       6.980      711       892,667     72.50     84.26        65.35
                             ---    --------------     ------       -----      ---     ---------     -----     -----       ------
TOTAL:                       994    509,818,780.46     100.00       6.227      749       512,896     70.21     73.96        26.26
                             ===    ==============     ======       =====      ===     =========     =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
(MERRILL LYNCH LOGO)     COLLATERAL SUMMARY

                             GROUP 1 MORTGAGE LOANS

Total Current Balance:   $388,217,128

Total Number of Loans:            786

                                Average or
                                 Weighted
                               Average (1)     Minimum      Maximum
                               -----------   ----------   ----------
Current Balance                 $493,915      $45,600     $3,420,000
Original Balance                $497,483      $45,600     $3,420,000

Loan Rate                          6.242%       4.625%         8.375%
Servicing Fee                      0.266%       0.250%         0.375%
Net Loan Rate                      5.976%       4.250%         8.125%

Original LTV                       70.51%       12.13%         95.00%
Original CLTV                      74.72%       12.13%        100.00%

Credit Score (3)                     750          620            818

Original Term (mos)                  360          360            360
Remaining Term (mos)                 356          312            360
Seasoning (mos)                        4            0             48

IO Original Term (mos)(2)            103           36            120
IO Remaining Term (mos) (2)          100           28            120

Top State Concentrations (1)      CA(46.95%),FL(5.12%),NJ(4.57%),
                                        AZ(4.46%),WA(3.93%)

First Pay Date                               04/01/2003   04/01/2007
Maturity Date                                03/01/2033   03/01/2037

(1)  Based on current balances.

(2)  For Interest-Only loans.

(3)  For loans with Credit Scores.

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 1

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
INDEX                       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----                     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Treasury - 1 Year            124     66,650,468.48      17.17       6.339      759      537,504      73.55     77.97        6.28
LIBOR - 6 Month              212     66,414,049.47      17.11       6.379      734      313,274      73.47     79.40       44.09
LIBOR - 1 Year               450    255,152,610.25      65.72       6.181      751      567,006      68.94     72.66       23.30
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72       23.93
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PRODUCT TYPE                LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------              --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
ARM - 3 Year/6 Month          11      3,928,971.00       1.01       5.879      741      357,179      76.76     81.09       64.38
ARM - 5 Year/6 Month         200     62,143,613.26      16.01       6.408      734      310,718      73.28     79.25       43.05
ARM - 5 Year/6 Month
   (40 due in 30)              1        341,465.21       0.09       6.875      709      341,465      69.71     87.14        0.00
ARM - 3 Year/1 Year           12      3,836,236.42       0.99       6.605      737      319,686      73.75     79.31       37.05
ARM - 5 Year/1 Year          562    317,966,842.31      81.90       6.209      753      565,777      69.85     73.69       19.56
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72       23.93
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
AMORTIZATION TYPE           LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----------------         --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Fully Amortizing              77     38,472,040.18       9.91       6.171      747      499,637      72.81     75.53       31.00
Balloon                        1        341,465.21       0.09       6.875      709      341,465      69.71     87.14        0.00
36 Month Interest-Only         3      1,324,807.00       0.34       6.522      771      441,602      68.70     78.31        0.00
60 Month Interest-Only       175     96,866,672.67      24.95       6.284      750      553,524      70.24     73.61       10.05
120 Month Interest-Only      530    251,212,143.14      64.71       6.234      750      473,985      70.27     75.00       28.36
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72       23.93
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
CUT-OFF STATED            MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PRINCIPAL BALANCES          LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------------        --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
0.01 to 100,000.00            15      1,185,464.99       0.31       6.533      727        79,031     69.80     76.36        60.94
100,000.01 to 200,000.00     119     18,437,855.46       4.75       6.440      734       154,940     69.39     75.78        42.98
200,000.01 to 300,000.00     104     26,085,026.44       6.72       6.440      737       250,818     69.93     76.30        44.41
300,000.01 to 400,000.00      59     20,611,015.06       5.31       6.357      731       349,339     71.81     78.29        39.61
400,000.01 to 500,000.00     162     75,225,264.33      19.38       6.257      751       464,353     72.52     76.26        11.20
500,000.01 to 600,000.00     123     67,420,629.79      17.37       6.148      755       548,135     73.82     76.88        22.32
600,000.01 to 700,000.00      61     39,000,131.54      10.05       6.215      749       639,346     68.83     70.47        21.27
700,000.01 to 800,000.00      46     34,853,045.37       8.98       6.267      747       757,675     71.28     74.57        17.32
800,000.01 to 900,000.00      25     21,556,059.12       5.55       6.123      753       862,242     72.56     75.28        19.48
900,000.01 to
   1,000,000.00               47     45,620,206.89      11.75       6.241      749       970,643     68.46     75.44        13.04
1,000,000.01 to
   1,100,000.00                4      4,105,688.00       1.06       6.221      760     1,026,422     50.09     50.09        50.78
1,100,000.01 to
   1,200,000.00                2      2,296,000.00       0.59       6.190      753     1,148,000     56.14     64.33        50.78
1,200,000.01 to
   1,300,000.00                3      3,715,000.00       0.96       6.253      758     1,238,333     70.72     70.72        34.05
1,300,000.01 to
   1,400,000.00                3      4,103,706.00       1.06       6.249      761     1,367,902     78.31     83.37        33.72
1,400,000.01 to
   1,500,000.00                7     10,277,000.00       2.65       6.000      754     1,468,143     70.15     75.05        56.70
1,500,000.01 to
   2,000,000.00                4      7,365,035.21       1.90       6.095      774     1,841,259     53.81     53.81        25.71
2,500,000.01 to
   3,000,000.00                1      2,940,000.00       0.76       6.125      795     2,940,000     60.00     75.00       100.00
3,000,000.01 or greater        1      3,420,000.00       0.88       6.375      784     3,420,000     60.00     70.00         0.00
                             ---    --------------     ------       -----      ---     ---------     -----     -----       ------
TOTAL:                       786    388,217,128.20     100.00       6.242      750       493,915     70.51     74.72        23.93
                             ===    ==============     ======       =====      ===     =========     =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 1

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
CURRENT MORTGAGE RATES      LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
----------------------    --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
4.501 to 4.750                 2        579,600.00       0.15       4.625      716       289,800     78.59      78.59      100.00
4.751 to 5.000                 9      5,292,186.97       1.36       4.965      766       588,021     77.23      78.74       27.39
5.001 to 5.250                 8      4,756,150.00       1.23       5.184      767       594,519     72.11      74.51       38.28
5.251 to 5.500                41     17,473,380.89       4.50       5.458      746       426,180     67.70      71.32       50.95
5.501 to 5.750                70     35,235,292.99       9.08       5.700      757       503,361     69.84      73.03       38.08
5.751 to 6.000               137     73,064,219.16      18.82       5.939      756       533,315     67.27      71.17       25.23
6.001 to 6.250               143     75,568,321.95      19.47       6.185      754       528,450     70.10      75.17       21.68
6.251 to 6.500               163     88,683,966.21      22.84       6.428      752       544,073     71.80      75.68       17.82
6.501 to 6.750                93     47,814,051.87      12.32       6.670      738       514,130     70.53      74.13        9.85
6.751 to 7.000                64     23,437,435.61       6.04       6.906      737       366,210     74.57      80.13       31.55
7.001 to 7.250                25      8,359,571.99       2.15       7.183      731       334,383     73.61      78.12       48.09
7.251 to 7.500                15      3,867,659.00       1.00       7.440      722       257,844     75.40      86.01        0.00
7.501 to 7.750                 6      1,781,321.56       0.46       7.731      699       296,887     79.30      85.93        0.00
7.751 to 8.000                 6      1,281,368.00       0.33       7.921      730       213,561     79.49      95.53        0.00
8.001 to 8.250                 3        874,602.00       0.23       8.250      656       291,534     79.02      95.09        0.00
8.251 to 8.500                 1        148,000.00       0.04       8.375      744       148,000     80.00     100.00        0.00
                             ---    --------------     ------       -----      ---       -------     -----     ------      ------
TOTAL:                       786    388,217,128.20     100.00       6.242      750       493,915     70.51      74.72       23.93
                             ===    ==============     ======       =====      ===       =======     =====     ======      ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
REMAINING TERM              LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------            --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
301 to 312                     1        312,448.42       0.08       7.000      638       312,448     69.38     85.06        0.00
325 to 336                     1        451,550.67       0.12       5.500      705       451,551     56.71     56.71        0.00
337 to 348                    10      3,757,322.69       0.97       5.852      721       375,732     75.88     78.03       64.01
349 to 360                   774    383,695,806.42      98.84       6.246      750       495,731     70.47     74.70       23.59
                             ---    --------------     ------       -----      ---       -------     -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750       493,915     70.51     74.72       23.93
                             ===    ==============     ======       =====      ===       =======     =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
ORIGINAL                  MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
LOAN-TO-VALUE RATIOS        LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------------      --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
10.01 to 20.00                 3        687,000.00       0.18       5.588      771       229,000     16.85     23.54       43.67
20.01 to 30.00                11      3,778,000.00       0.97       5.988      775       343,455     24.89     31.21       10.59
30.01 to 40.00                20      9,423,287.53       2.43       6.143      777       471,164     34.69     37.30        0.00
40.01 to 50.00                35     15,539,309.66       4.00       6.202      761       443,980     46.29     51.37       15.16
50.01 to 60.00                74     47,907,125.84      12.34       6.183      757       647,394     57.04     61.30       24.13
60.01 to 70.00               124     67,816,072.18      17.47       6.229      750       546,904     65.70     68.85       25.18
70.01 to 75.00                99     57,574,377.07      14.83       6.265      748       581,559     73.71     77.11       24.80
75.01 to 80.00               404    181,226,895.92      46.68       6.268      746       448,581     79.54     84.46       24.45
80.01 to 85.00                 4      1,725,500.00       0.44       6.045      731       431,375     82.82     82.82       48.19
85.01 to 90.00                 8      1,859,470.00       0.48       6.516      731       232,434     89.10     89.10       74.11
90.01 to 95.00                 4        680,090.00       0.18       6.746      702       170,023     95.00     95.00       61.45
                             ---    --------------     ------       -----      ---       -------     -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750       493,915     70.51     74.72       23.93
                             ===    ==============     ======       =====      ===       =======     =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
CREDIT SCORES               LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------------             --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
601 to 625                     2        322,729.00       0.08       6.986      620       161,365     80.00     92.97       29.72
626 to 650                    18      4,801,395.42       1.24       6.946      641       266,744     76.02     87.46       43.05
651 to 675                    18      5,842,953.06       1.51       6.515      666       324,609     75.94     80.93       41.25
676 to 700                    44     15,619,541.35       4.02       6.366      693       354,990     74.75     80.02       26.03
701 to 725                   158     75,514,286.55      19.45       6.366      712       477,939     72.38     76.14       14.51
726 to 750                   180     87,925,401.78      22.65       6.262      738       488,474     71.60     76.47       23.39
751 to 775                   167     92,359,325.93      23.79       6.132      765       553,050     70.15     73.92       26.45
776 to 800                   165     87,030,229.79      22.42       6.147      787       527,456     68.26     72.57       31.11
801 to 825                    34     18,801,265.32       4.84       6.249      807       552,978     63.23     64.92        6.65
                             ---    --------------     ------       -----      ---       -------     -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750       493,915     70.51     74.72       23.93
                             ===    ==============     ======       =====      ===       =======     =====     =====       =====

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 1

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
GEOGRAPHIC AREA             LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------           --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Alabama                        2        621,897.00       0.16       6.521      732      310,949      75.14     80.67        27.64
Alaska                         1        347,000.00       0.09       6.000      737      347,000      28.33     69.10         0.00
Arizona                       41     17,317,973.28       4.46       6.256      751      422,390      72.95     78.37        24.88
Arkansas                       1         45,600.00       0.01       7.125      677       45,600      95.00     95.00         0.00
California                   313    182,283,763.36      46.95       6.166      750      582,376      69.55     73.54        17.88
Colorado                      21     11,592,977.85       2.99       6.352      772      552,047      61.77     64.89        20.79
Connecticut                    7      5,089,457.00       1.31       6.087      754      727,065      70.20     73.62        42.70
District of Columbia           4      2,054,726.47       0.53       6.800      737      513,682      78.73     82.35         5.64
Florida                       47     19,870,436.00       5.12       6.510      745      422,775      72.21     74.16        13.41
Georgia                       26     10,108,234.44       2.60       6.192      755      388,778      75.60     80.03        49.71
Hawaii                         5      3,850,438.00       0.99       6.075      748      770,088      70.10     75.96        19.48
Idaho                          7      3,463,869.00       0.89       6.035      757      494,838      67.51     74.81        32.62
Illinois                      22      9,550,695.87       2.46       6.297      744      434,123      73.37     76.75        30.91
Indiana                        5      1,245,299.00       0.32       6.173      770      249,060      55.52     57.60        34.92
Kansas                         2        509,150.00       0.13       6.567      717      254,575      80.00     81.92         0.00
Kentucky                       2      1,001,627.00       0.26       5.873      757      500,814      68.13     72.12         0.00
Louisiana                      1        166,999.99       0.04       5.500      750      167,000      76.96     76.96       100.00
Maryland                      20      8,638,468.38       2.23       6.193      750      431,923      72.53     82.22        42.69
Massachusetts                 14      5,893,743.72       1.52       6.655      733      420,982      78.08     87.28        33.33
Michigan                      18      6,564,016.00       1.69       6.091      744      364,668      77.95     83.33        49.77
Minnesota                     11      3,563,813.41       0.92       6.360      726      323,983      74.89     79.80        11.43
Mississippi                    1        123,846.00       0.03       5.500      640      123,846      80.00     80.00       100.00
Missouri                       1        264,000.00       0.07       6.125      712      264,000      78.81     78.81         0.00
Montana                        1        400,000.00       0.10       5.500      797      400,000      20.51     30.77       100.00
Nevada                        29     12,206,729.39       3.14       6.483      744      420,922      76.18     82.14        42.56
New Hampshire                  3      2,447,840.00       0.63       6.457      762      815,947      69.69     71.65        47.63
New Jersey                    44     17,752,177.32       4.57       6.414      740      403,459      69.15     73.00        34.78
New Mexico                     2        302,300.00       0.08       6.442      734      151,150      56.65     56.65        23.16
New York                      24     14,477,158.71       3.73       6.242      748      603,215      68.99     74.52        18.73
North Carolina                 9      3,180,867.35       0.82       6.103      752      353,430      74.39     81.90        26.81
Ohio                           1         81,900.00       0.02       5.625      719       81,900      70.00     70.00         0.00
Oregon                         4      2,099,300.00       0.54       6.480      736      524,825      76.80     78.49        27.63
Pennsylvania                   9      2,356,018.24       0.61       5.972      740      261,780      79.37     83.73        32.25
South Carolina                 9      2,470,695.00       0.64       5.983      750      274,522      62.51     63.93        18.65
Tennessee                      4      1,148,546.00       0.30       6.209      776      287,137      82.83     86.71        81.14
Texas                          8      3,118,956.70       0.80       6.162      745      389,870      71.07     72.11        18.19
Utah                           7      3,280,800.00       0.85       6.733      738      468,686      75.13     77.70        27.92
Vermont                        2        295,819.00       0.08       6.508      697      147,910      74.83     74.83        32.62
Virginia                      25     12,086,305.38       3.11       6.265      751      483,452      71.05     75.23        31.31
Washington                    29     15,270,287.97       3.93       6.256      762      526,562      67.84     70.03        21.55
Wisconsin                      3        773,395.37       0.20       6.468      750      257,798      79.33     85.32        40.70
Wyoming                        1        300,000.00       0.08       5.625      736      300,000      18.75     18.75       100.00
                             ---    --------------     ------       -----      ---      -------      -----     -----       ------
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72        23.93
                             ===    ==============     ======       =====      ===      =======      =====     =====       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
OCCUPANCY TYPE              LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------            --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Primary                      661    342,819,468.17      88.31       6.210      749      518,638      70.68     75.03       24.93
Investment                    83     24,339,782.70       6.27       6.551      750      293,250      66.15     71.00       17.66
Second Home                   42     21,057,877.33       5.42       6.392      757      501,378      72.67     74.02       14.97
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72       23.93
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PROPERTY TYPE               LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------------             --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Single Family Residence     485     249,137,803.05      64.17       6.233      751      513,686      69.53     73.60        21.08
PUD                         162      82,328,706.88      21.21       6.190      749      508,202      72.06     76.15        32.66
Condominium                 122      48,264,790.71      12.43       6.296      747      395,613      72.84     78.05        24.57
2-4 Family                   15       7,794,827.56       2.01       6.733      730      519,655      70.63     74.35        17.91
Co-op                         1         435,000.00       0.11       6.250      782      435,000      71.31     71.31         0.00
Townhouse                     1         256,000.00       0.07       6.000      759      256,000      80.00    100.00       100.00
                            ---     --------------     ------       -----      ---      -------      -----    ------       ------
TOTAL:                      786     388,217,128.20     100.00       6.242      750      493,915      70.51     74.72        23.93
                            ===     ==============     ======       =====      ===      =======      =====    ======       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 1

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
LOAN PURPOSE                LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------              --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Purchase                     318    150,474,926.58      38.76       6.294      754      473,192      75.09     80.67       25.12
Refinance - Rate Term        208    110,940,734.22      28.58       6.179      748      533,369      70.84     74.16       23.65
Refinance - Cashout          260    126,801,467.40      32.66       6.235      746      487,698      64.78     68.16       22.77
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72       23.93
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
INDYMAC DOCUMENTATION       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                          91     52,146,533.20      13.43       5.997      763      573,039      69.97    74.65        100.00
Fast Forward                   5      3,286,000.00       0.85       6.053      758      657,200      61.43    62.97          0.00
No Documentation              51     21,124,168.56       5.44       6.234      758      414,199      48.34    49.90          0.00
No Income No Assets            5      2,949,988.54       0.76       6.279      750      589,998      63.51    66.51          0.00
No Ratio                      11      4,445,452.16       1.15       6.263      740      404,132      66.10    67.40          0.00
Reduced Documentation        227    130,094,384.38      33.51       6.214      749      573,103      71.37    75.06          0.00
Stated Income Stated
   Assets                      5      3,200,000.00       0.82       5.956      757      640,000      69.93    74.68          0.00
                             ---    --------------      -----       -----      ---      -------      -----    -----        ------
TOTAL:                       395    217,246,526.84      55.96       6.160      753      549,991      68.41    72.05         24.00
                             ===    ==============      =====       =====      ===      =======      =====    =====        ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
WELLS FARGO               MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
DOCUMENTATION               LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------------             --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                           2      1,251,613.94       0.32       6.610      681      625,807      66.23     82.24       100.00
Assets Only                    4      1,815,397.73       0.47       6.227      731      453,849      73.68     78.89         0.00
Stated Income Stated
   Assets                    107     58,186,100.22      14.99       6.351      763      543,795      73.84     78.56         0.00
                             ---     -------------      -----       -----      ---      -------      -----     -----       ------
TOTAL:                       113     61,253,111.89      15.78       6.353      760      542,063      73.68     78.65         2.04
                             ===     =============      =====       =====      ===      =======      =====     =====       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ABN AMRO DOCUMENTATION      LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
----------------------    --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Stated Income Stated
   Assets                     59     33,749,551.79      8.69        6.222      741      572,026      72.01     74.64        0.00
                             ---     -------------      ----        -----      ---      -------      -----     -----        ----
TOTAL:                        59     33,749,551.79      8.69        6.222      741      572,026      72.01     74.64        0.00
                             ===     =============      ====        =====      ===      =======      =====     =====        ====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ALL OTHER DOCUMENTATION     LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----------------------   --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                         126     39,513,949.39      10.18       6.242      740      313,603      74.97     80.97       100.00
Low                            8      5,440,716.71       1.40       6.322      751      680,090      73.79     74.82         0.00
No Income Verification         9      2,479,758.00       0.64       6.890      739      275,529      77.44     90.67         0.00
No Documentation               3        643,054.00       0.17       7.181      636      214,351      64.91     68.44         0.00
No Income No Assets            1        252,028.00       0.06       8.000      797      252,028      79.97     99.95         0.00
No Income Verified
   Assets                      8      1,980,750.00       0.51       7.343      689      247,594      80.00    100.00         0.00
No Ratio                       8      3,145,845.00       0.81       7.099      693      393,231      77.99     95.12         0.00
Stated Income                 13      3,446,739.00       0.89       6.868      712      265,134      70.91     78.75         0.00
Stated Income Stated
   Assets                      4      1,568,374.00       0.40       7.104      724      392,094      70.19     72.69         0.00
Stated Income Verified
   Assets                     30     12,478,653.67       3.21       6.176      727      415,955      70.71     74.23         0.00
Verification of
   Employment                  9      5,018,069.91       1.29       6.436      757      557,563      61.61     61.61         0.00
                             ---     -------------      -----       -----      ---      -------      -----     -----       ------
TOTAL:                       219     75,967,937.68      19.57       6.395      734      346,886      73.29     79.23        52.01
                             ===     =============      =====       =====      ===      =======      =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 1

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
MARGINS                     LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------                   --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
1.751 to 2.000                 1        334,400.00       0.09       7.375      715      334,400      69.99     84.99        0.00
2.001 to 2.250               356    145,054,363.36      37.36       6.242      742      407,456      72.03     76.52       35.14
2.251 to 2.500                22      6,426,546.00       1.66       6.622      744      292,116      75.91     79.76       90.87
2.501 to 2.750               391    230,778,813.02      59.45       6.219      755      590,227      69.22     73.35       15.40
2.751 to 3.000                 1        521,250.00       0.13       6.750      696      521,250      75.00     75.00        0.00
3.001 to 3.250                14      4,969,846.82       1.28       6.667      731      354,989      78.18     78.18       11.46
4.001 to 4.250                 1        131,909.00       0.03       6.875      785      131,909      80.00    100.00        0.00
                             ---    --------------     ------       -----      ---      -------      -----    ------       -----
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72       23.93
                             ===    ==============     ======       =====      ===      =======      =====    ======       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
MAXIMUM MORTGAGE RATE       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
9.501 to 9.750                 2        579,600.00       0.15       4.625      716      289,800      78.59     78.59       100.00
9.751 to 10.000                9      5,292,186.97       1.36       4.965      766      588,021      77.23     78.74        27.39
10.001 to 10.250               8      4,756,150.00       1.23       5.184      767      594,519      72.11     74.51        38.28
10.251 to 10.500              41     17,473,380.89       4.50       5.458      746      426,180      67.70     71.32        50.95
10.501 to 10.750              67     34,040,366.04       8.77       5.701      759      508,065      69.87     73.17        39.42
10.751 to 11.000             133     70,854,150.40      18.25       5.943      756      532,738      67.33     71.29        24.81
11.001 to 11.250             133     72,701,629.62      18.73       6.182      753      546,629      69.86     74.99        21.02
11.251 to 11.500             145     83,569,419.21      21.53       6.427      751      576,341      71.92     75.74        16.01
11.501 to 11.750              84     44,372,845.82      11.43       6.647      738      528,248      70.20     73.50         6.18
11.751 to 12.000              49     20,018,504.37       5.16       6.786      742      408,541      73.35     78.98        36.17
12.001 to 12.250              26      8,127,953.32       2.09       6.856      734      312,614      76.01     80.18        37.97
12.251 to 12.500              29      7,638,356.00       1.97       6.774      738      263,392      71.23     79.42        31.66
12.501 to 12.750              17      6,221,549.56       1.60       6.916      724      365,974      74.82     80.23        31.66
12.751 to 13.000              24      6,467,168.00       1.67       7.036      729      269,465      75.76     80.90        15.60
13.001 to 13.250              10      3,409,113.00       0.88       7.274      740      340,911      70.69     76.57        59.80
13.251 to 13.500               5      1,491,850.00       0.38       7.529      762      298,370      78.35     82.35         0.00
13.501 to 13.750               1        195,905.00       0.05       7.750      642      195,905      80.00    100.00         0.00
13.751 to 14.000               1        443,200.00       0.11       7.875      690      443,200      80.00    100.00         0.00
14.001 to 14.250               2        563,800.00       0.15       8.250      661      281,900      78.48     92.38         0.00
                             ---    --------------     ------       -----      ---      -------      -----    ------       ------
TOTAL:                       786    388,217,128.20     100.00       6.242      750      493,915      70.51     74.72        23.93
                             ===    ==============     ======       =====      ===      =======      =====    ======       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
NEXT                      MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
RATE ADJUSTMENT DATE        LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
2008-03                        1        312,448.42       0.08       7.000      638       312,448     69.38     85.06         0.00
2008-08                        1        221,539.00       0.06       5.500      639       221,539     88.59     88.59       100.00
2009-03                        1        247,280.00       0.06       6.375      746       247,280     80.00     95.00         0.00
2009-07                        1        454,400.00       0.12       6.000      785       454,400     80.00     90.00         0.00
2009-09                        8      2,412,508.00       0.62       6.603      742       301,564     71.44     71.44        58.91
2009-10                       10      3,893,032.00       1.00       6.032      743       389,303     76.24     81.56        53.53
2009-11                        2        675,550.67       0.17       5.624      728       337,775     64.43     71.06        33.16
2010-04                        2        580,707.70       0.15       4.877      702       290,354     80.00     80.00        66.40
2010-06                        1        166,999.99       0.04       5.500      750       167,000     76.96     76.96       100.00
2010-09                        1        395,850.00       0.10       5.250      779       395,850     69.63     69.63       100.00
2010-11                        2        795,657.00       0.20       5.476      672       397,829     75.38     75.38       100.00
2010-12                        2      1,349,289.00       0.35       6.674      747       674,645     73.26     76.51        32.56
2011-04                        2      2,022,887.66       0.52       6.396      761     1,011,444     63.35     63.35         0.00
2011-05                        1        784,613.94       0.20       6.750      672       784,614     58.13     71.67       100.00
2011-06                        6      2,932,397.73       0.76       6.283      732       488,733     68.26     74.70        15.93
2011-07                       12      3,951,385.20       1.02       6.692      766       329,282     72.93     83.13        16.47
2011-08                       31     16,640,684.49       4.29       6.478      750       536,796     68.55     70.05        29.58
2011-09                      128     59,144,685.94      15.23       6.397      751       462,068     73.71     78.82        24.42
2011-10                      110     44,929,530.51      11.57       6.213      750       408,450     74.48     78.69        28.30
2011-11                       72     28,923,749.55       7.45       6.406      731       401,719     70.10     77.02        20.88
2011-12                       77     34,243,309.48       8.82       6.150      747       444,718     67.77     70.29        14.00
2012-01                      136     62,890,834.92      16.20       6.255      745       462,433     71.52     75.39        24.85
2012-02                      159    108,014,587.00      27.82       6.123      757       679,337     67.71     71.71        22.15
2012-03                       20     12,233,200.00       3.15       6.043      767       611,660     69.28     73.13        19.65
                             ---    --------------     ------       -----      ---     ---------     -----     -----       ------
TOTAL:                       786    388,217,128.20     100.00       6.242      750       493,915     70.51     74.72        23.93
                             ===    ==============     ======       =====      ===     =========     =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
(MERRILL LYNCH LOGO)   COLLATERAL SUMMARY

                             GROUP 2 MORTGAGE LOANS

Total Current Balance:   $121,601,652
Total Number of Loans:            208

                                AVERAGE OR
                                 WEIGHTED
                               AVERAGE (1)     MINIMUM      MAXIMUM
                               -----------   ----------   ----------
Current Balance                  $584,623     $100,000    $2,730,000
Original Balance                 $584,760     $100,000    $2,730,000

Loan Rate                           6.181%       4.750%        7.500%
Servicing Fee                       0.265%       0.250%        0.375%
Net Loan Rate                       5.916%       4.500%        7.250%

Original LTV                        69.26%        8.12%        90.00%
Original CLTV                       71.53%       12.40%       100.00%

Credit Score (3)                      748          667           805

Original Term (mos)                   360          360           360
Remaining Term (mos)                  357          339           359
Seasoning (mos)                         3            1            21

IO Original Term (mos) (2)            115           84           120
IO Remaining Term (mos) (2)           112           67           119

Top State Concentrations (1)      CA(48.62%),NJ(6.09%),NY(5.57%),
                                        MI(5.52%),HI(4.66%)

First Pay Date                               07/01/2005   03/01/2007
Maturity Date                                06/01/2035   02/01/2037

(1)  Based on current balances.

(2)  For Interest-Only loans.

(3)  For loans with Credit Scores.

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 2

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
INDEX                       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----                     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Treasury - 1 Year              1        354,702.00       0.29       6.500      801      354,702      80.00     95.00       100.00
LIBOR - 6 Month               45     17,817,431.70      14.65       5.955      754      395,943      69.74     73.72        70.02
LIBOR - 1 Year               162    103,429,518.56      85.06       6.219      747      638,454      69.14     71.07        27.22
                             ---    --------------     ------       -----      ---      -------      -----     -----       ------
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53        33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PRODUCT TYPE                LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------              --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
ARM - 7 Year/1 Year          158     99,749,482.56      82.03       6.204      748      631,326      69.28     70.96       26.83
ARM - 10 Year/1 Year           5      4,034,738.00       3.32       6.614      728      806,948      66.84     75.92       43.37
ARM - 10 Year/6 Month          1        139,500.00       0.11       5.875      732      139,500      90.00     90.00        0.00
ARM - 7 Year/6 Month          44     17,677,931.70      14.54       5.956      754      401,771      69.58     73.59       70.57
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
AMORTIZATION TYPE           LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----------------         --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Fully Amortizing              10      4,293,879.10       3.53       6.042      747      429,388      67.40     71.59       24.37
84 Month Interest-Only        24     16,078,758.89      13.22       6.499      756      669,948      67.26     69.66        4.24
120 Month Interest-Only      174    101,229,014.27      83.25       6.136      747      581,776      69.66     71.82       38.78
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
CUT-OFF STATED            MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PRINCIPAL BALANCES          LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----------------         --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
0.01 to 100,000.00             1        100,000.00       0.08       6.375      751       100,000     13.16     13.16         0.00
100,000.01 to 200,000.00      22      3,259,384.46       2.68       6.369      748       148,154     70.04     72.34        50.48
200,000.01 to 300,000.00      31      8,037,290.28       6.61       6.225      740       259,267     69.79     71.39        62.07
300,000.01 to 400,000.00      16      5,645,243.00       4.64       6.257      746       352,828     72.63     79.07        72.64
400,000.01 to 500,000.00      35     15,864,169.06      13.05       6.148      745       453,262     68.89     72.36        37.34
500,000.01 to 600,000.00      27     14,860,281.67      12.22       6.110      752       550,381     70.69     72.34        49.00
600,000.01 to 700,000.00      19     12,259,445.00      10.08       6.066      752       645,234     68.05     72.29        11.27
700,000.01 to 800,000.00      16     11,895,493.23       9.78       6.217      754       743,468     75.56     78.21        24.69
800,000.01 to 900,000.00       5      4,249,600.00       3.49       5.830      752       849,920     63.83     63.83        40.04
900,000.01 to
   1,000,000.00               12     11,826,707.58       9.73       6.218      745       985,559     70.67     70.67         0.00
1,000,000.01 to
   1,100,000.00                6      6,455,343.75       5.31       6.168      762     1,075,891     63.28     64.98         0.00
1,100,000.01 to
   1,200,000.00                2      2,262,000.00       1.86       6.312      737     1,131,000     69.29     69.29         0.00
1,200,000.01 to
   1,300,000.00                4      5,050,740.00       4.15       6.151      750     1,262,685     63.93     63.93        75.40
1,300,000.01 to
   1,400,000.00                4      5,408,000.00       4.45       5.903      768     1,352,000     73.16     74.22        50.63
1,400,000.01 to
   1,500,000.00                3      4,497,954.23       3.70       6.291      748     1,499,318     62.60     64.26         0.00
1,500,000.01 to
   2,000,000.00                4      7,200,000.00       5.92       6.591      736     1,800,000     66.96     71.33        24.31
2,500,000.01 to
   3,000,000.00                1      2,730,000.00       2.25       6.250      702     2,730,000     70.00     70.00       100.00
                             ---    --------------     ------       -----      ---     ---------     -----     -----       ------
TOTAL:                       208    121,601,652.26     100.00       6.181      748       584,623     69.26     71.53        33.71
                             ===    ==============     ======       =====      ===     =========     =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 2

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
CURRENT MORTGAGE          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
RATES                       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
----------------          --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
4.501 to 4.750                 1        269,622.00       0.22       4.750      698      269,622      75.00     75.00       100.00
4.751 to 5.000                 2      1,485,372.00       1.22       4.931      734      742,686      74.00     74.00        55.31
5.001 to 5.250                 4      1,679,700.00       1.38       5.156      755      419,925      73.20     73.20        43.70
5.251 to 5.500                 2      1,080,500.00       0.89       5.448      740      540,250      73.77     73.77         0.00
5.501 to 5.750                20     14,002,007.85      11.51       5.714      756      700,100      67.61     69.10        66.55
5.751 to 6.000                40     23,581,376.34      19.39       5.939      759      589,534      67.26     69.65        38.87
6.001 to 6.250                60     37,431,665.74      30.78       6.200      746      623,861      68.79     70.38        30.34
6.251 to 6.500                50     25,958,389.52      21.35       6.412      741      519,168      71.46     74.89        23.38
6.501 to 6.750                17      9,160,167.00       7.53       6.656      741      538,833      71.26     73.11        10.12
6.751 to 7.000                 8      4,391,351.81       3.61       6.940      772      548,919      64.49     64.74         0.00
7.001 to 7.250                 2      1,986,600.00       1.63       7.140      689      993,300      71.15     87.01        88.09
7.251 to 7.500                 2        574,900.00       0.47       7.398      758      287,450      86.53     86.53       100.00
                             ---    --------------     ------       -----      ---      -------      -----     -----       ------
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53        33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
REMAINING TERM              LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------            --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
337 to 348                     9      4,016,806.08       3.30       5.808      731      446,312      66.93     70.87       41.92
349 to 360                   199    117,584,846.18      96.70       6.194      749      590,879      69.34     71.55       33.43
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
ORIGINAL                  MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
LOAN-TO-VALUE RATIOS        LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------------      --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
0.01 to 10.00                  1        500,000.00       0.41       6.750      766      500,000       8.12     12.40        0.00
10.01 to 20.00                 1        100,000.00       0.08       6.375      751      100,000      13.16     13.16        0.00
20.01 to 30.00                 2      1,282,000.00       1.05       5.913      773      641,000      22.17     22.17       32.53
30.01 to 40.00                 4      2,503,850.00       2.06       5.984      752      625,963      36.84     43.76       70.95
40.01 to 50.00                 9      4,072,809.14       3.35       6.095      767      452,534      46.91     46.91       25.46
50.01 to 60.00                24     15,114,721.17      12.43       6.242      757      629,780      56.03     58.21       25.12
60.01 to 70.00                45     32,362,433.51      26.61       6.217      742      719,165      66.29     68.99       29.97
70.01 to 75.00                33     22,305,379.58      18.34       6.113      745      675,921      73.61     74.55       21.34
75.01 to 80.00                80     39,879,997.26      32.80       6.176      749      498,500      79.44     82.31       44.43
80.01 to 85.00                 3      1,407,712.60       1.16       6.079      733      469,238      84.25     84.25       49.58
85.01 to 90.00                 6      2,072,749.00       1.70       6.507      744      345,458      89.17     89.17       52.31
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
CREDIT SCORES               LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------------             --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
651 to 675                     3      1,033,635.00       0.85       6.524      671      344,545      83.14     92.48        75.16
676 to 700                     8      4,163,527.17       3.42       6.375      686      520,441      68.15     80.22       100.00
701 to 725                    48     27,558,623.43      22.66       6.167      711      574,138      72.06     73.60        30.16
726 to 750                    45     28,236,421.14      23.22       6.275      738      627,476      70.73     74.01        17.69
751 to 775                    57     32,727,988.14      26.91       6.066      764      574,175      67.99     69.22        46.15
776 to 800                    41     24,527,751.44      20.17       6.210      787      598,238      65.89     67.15        25.76
801 to 825                     6      3,353,705.94       2.76       6.066      803      558,951      68.19     70.97        39.31
                             ---    --------------     ------       -----      ---      -------      -----     -----       ------
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53        33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 2

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
GEOGRAPHIC AREA             LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------           --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Alabama                        1        269,622.00       0.22       4.750      698       269,622     75.00     75.00       100.00
Alaska                         1        502,300.00       0.41       6.000      778       502,300     62.79     62.79       100.00
Arizona                        6      5,242,662.60       4.31       6.425      755       873,777     74.20     76.74        43.35
California                    87     59,118,747.18      48.62       6.124      752       679,526     69.09     70.62        21.22
Colorado                       8      3,946,304.82       3.25       6.049      753       493,288     77.06     77.50        34.97
Connecticut                    1        611,248.00       0.50       6.250      704       611,248     55.57     55.57         0.00
Delaware                       1        138,500.00       0.11       6.375      761       138,500     54.31     54.31       100.00
District of Columbia           1        396,000.00       0.33       6.000      745       396,000     56.90     85.63       100.00
Florida                       11      4,443,450.00       3.65       6.170      745       403,950     69.28     71.10        10.89
Georgia                        4      1,733,000.00       1.43       6.199      725       433,250     78.49     83.49        69.71
Hawaii                         6      5,672,263.37       4.66       6.347      761       945,377     60.82     60.82        10.51
Idaho                          4      2,719,892.00       2.24       6.835      695       679,973     72.31     84.33        73.24
Illinois                       1      1,122,000.00       0.92       6.375      731     1,122,000     63.75     63.75         0.00
Indiana                        1        530,000.00       0.44       6.375      710       530,000     75.71     75.71         0.00
Louisiana                      1        187,200.00       0.15       5.750      680       187,200     80.00     95.00       100.00
Maryland                       4      1,731,617.00       1.42       6.467      742       432,904     74.32     83.02        48.79
Massachusetts                  4      1,838,500.00       1.51       6.181      723       459,625     57.83     60.50       100.00
Michigan                      14      6,713,022.30       5.52       6.089      752       479,502     68.47     70.28        44.28
Minnesota                      1        256,738.00       0.21       6.500      675       256,738     80.00    100.00         0.00
Missouri                       1        107,000.00       0.09       7.500      721       107,000     71.33     71.33       100.00
Nevada                         3      1,024,113.63       0.84       6.274      767       341,371     82.50     86.67         0.00
New Hampshire                  2        614,000.00       0.50       6.283      741       307,000     72.39     72.39        26.71
New Jersey                    12      7,399,995.53       6.09       6.244      729       616,666     70.28     71.13        76.98
New York                       8      6,776,051.00       5.57       6.363      756       847,006     63.92     68.37         8.30
North Carolina                 3      1,097,803.00       0.90       6.028      746       365,934     80.82     84.92       100.00
Ohio                           2        600,175.83       0.49       5.565      722       300,088     68.79     68.79        25.27
Oregon                         4      1,213,000.00       1.00       6.201      768       303,250     74.18     74.18       100.00
Texas                          2      1,113,049.00       0.92       5.071      727       556,525     75.81     75.81       100.00
Utah                           1        304,000.00       0.25       6.625      707       304,000     80.00     80.00         0.00
Vermont                        1        236,600.00       0.19       7.250      751       236,600     79.66     79.66         0.00
Virginia                       8      3,036,797.00       2.50       6.085      766       379,600     68.40     75.55        90.04
Washington                     3        686,000.00       0.56       5.776      749       228,667     58.58     58.58        43.73
West Virginia                  1        220,000.00       0.18       6.625      755       220,000     76.12     85.64       100.00
                             ---    --------------     ------       -----      ---     ---------     -----    ------       ------
TOTAL:                       208    121,601,652.26     100.00       6.181      748       584,623     69.26     71.53        33.71
                             ===    ==============     ======       =====      ===     =========     =====    ======       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
OCCUPANCY TYPE              LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
--------------            --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Primary                      186    110,641,013.83      90.99       6.177      746      594,844      69.84     72.26       34.87
Second Home                   13      7,843,514.49       6.45       6.183      765      603,347      62.45     63.39       29.33
Investment                     9      3,117,123.94       2.56       6.328      767      346,347      66.11     66.11        3.43
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
PROPERTY TYPE               LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-------------             --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Single Family Residence      158     93,540,192.03      76.92       6.174      745      592,027      68.42     70.57       31.09
PUD                           29     17,116,441.38      14.08       6.188      759      590,222      71.79     74.73       50.24
Condominium                   21     10,945,018.85       9.00       6.232      755      521,191      72.53     74.69       30.22
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
LOAN PURPOSE                LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------------              --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Purchase                      54     35,600,389.55      29.28       6.260      756      659,266      73.56     76.13       35.90
Refinance - Rate Term         96     57,212,446.12      47.05       6.166      742      595,963      68.88     70.96       32.98
Refinance - Cashout           58     28,788,816.59      23.67       6.112      750      496,359      64.72     66.98       32.44
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 2

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
INDYMAC DOCUMENTATION       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                          64     33,459,287.47      27.52       5.996      752      522,801      69.50     71.16       100.00
Fast Forward                   2      1,139,500.00       0.94       6.094      769      569,750      80.12     80.12         0.00
No Documentation               9      5,016,143.23       4.13       6.154      758      557,349      51.75     51.75         0.00
No Income No Assets            1        310,000.00       0.25       6.000      748      310,000      46.27     46.27         0.00
No Ratio                       2      1,359,694.00       1.12       6.024      791      679,847      54.98     54.98         0.00
Reduced Documentation         83     54,225,182.14      44.59       6.172      744      653,315      70.76     72.93         0.00
                             ---     -------------      -----       -----      ---      -------      -----     -----       ------
TOTAL:                       161     95,509,806.84      78.54       6.106      749      593,229      69.13     70.94        35.03
                             ===     =============      =====       =====      ===      =======      =====     =====       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ABN AMRO DOCUMENTATION      LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
----------------------    --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Stated Income Stated
   Assets                    18      14,221,865.34      11.70       6.526      758      790,104      66.89     68.93        0.00
                            ---      -------------      -----       -----      ---      -------      -----     -----        ----
TOTAL:                       18      14,221,865.34      11.70       6.526      758      790,104      66.89     68.93        0.00
                            ===      =============      =====       =====      ===      =======      =====     =====        ====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ALL OTHER DOCUMENTATION     LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
-----------------------   --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
Full                         18       7,527,598.17      6.19        6.397      718      418,200      76.91     85.07       100.00
Alternative                   2         878,829.91      0.72        6.060      736      439,415      80.00     80.00         0.00
No Income Verification        2         612,392.00      0.50        6.902      785      306,196      75.77     77.73         0.00
Streamlined                   1         256,738.00      0.21        6.500      675      256,738      80.00    100.00         0.00
Preferred Documentation       2       1,750,000.00      1.44        5.982      764      875,000      52.42     55.65         0.00
Stated Income                 3         694,437.00      0.57        6.888      737      231,479      70.89     70.89         0.00
Stated Income Stated
   Assets                     1         149,985.00      0.12        6.750      777      149,985      77.32     77.32         0.00
                            ---      -------------      ----        -----      ---      -------      -----    ------       ------
TOTAL:                       29      11,869,980.08      9.76        6.372      731      409,310      73.19     79.37        63.42
                            ===      =============      ====        =====      ===      =======      =====    ======       ======

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
MARGIN                      LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
------                    --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
2.001 to 2.250                95     47,723,200.43      39.25       6.249      751      502,349      68.01     71.28       41.00
2.251 to 2.500                12      3,693,360.00       3.04       6.514      749      307,780      78.24     79.94       81.20
2.501 to 2.750               101     70,185,091.83      57.72       6.117      746      694,902      69.65     71.26       26.25
                             ---    --------------     ------       -----      ---      -------      -----     -----       -----
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53       33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       =====

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
                          MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
MAXIMUM MORTGAGE RATE       LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------------     --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
9.501 to 9.750                 1        269,622.00       0.22       4.750      698      269,622      75.00     75.00       100.00
9.751 to 10.000                2      1,485,372.00       1.22       4.931      734      742,686      74.00     74.00        55.31
10.001 to 10.250               4      1,679,700.00       1.38       5.156      755      419,925      73.20     73.20        43.70
10.251 to 10.500               2      1,080,500.00       0.89       5.448      740      540,250      73.77     73.77         0.00
10.501 to 10.750              19     13,502,007.85      11.10       5.713      755      710,632      67.16     68.70        65.32
10.751 to 11.000              37     22,242,273.34      18.29       5.940      757      601,143      66.43     68.76        35.81
11.001 to 11.250              58     36,808,745.74      30.27       6.199      746      634,634      68.60     70.22        29.16
11.251 to 11.500              45     23,918,890.52      19.67       6.407      742      531,531      71.28     74.28        20.96
11.501 to 11.750              12      7,925,525.00       6.52       6.597      743      660,460      70.47     72.39         9.08
11.751 to 12.000               9      5,259,809.81       4.33       6.678      777      584,423      68.51     69.58        22.81
12.001 to 12.250               4      2,609,520.00       2.15       6.927      707      652,380      73.26     85.33        90.93
12.251 to 12.500               6      2,146,499.00       1.77       6.524      730      357,750      73.41     81.56        54.21
12.501 to 12.750               6      1,734,642.00       1.43       6.665      741      289,107      77.38     78.40        40.77
12.751 to 13.000               2        470,645.00       0.39       6.954      741      235,323      66.56     66.56         0.00
13.251 to 13.500               1        467,900.00       0.38       7.375      767      467,900      90.00     90.00       100.00
                             ---    --------------     ------       -----      ---      -------      -----     -----       ------
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53        33.71
                             ===    ==============     ======       =====      ===      =======      =====     =====       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH MORTGAGE BACKED SECURITIES, SERIES 2007-1
COLLATERAL SUMMARY
GROUP 2

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                           NUMBER      AGGREGATE       BALANCE              WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL     OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE     PERCENT
NEXT RATE                 MORTGAGE      BALANCE       AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL       FULL
ADJUSTMENT DATE             LOANS     OUTSTANDING   CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      CLTV    DOCUMENTATION
---------------           --------  --------------  ------------  --------  --------  -----------  --------  --------  -------------
41061                          2        561,071.00       0.46       5.205      731      280,536      82.79     82.79       100.00
41153                          1        187,200.00       0.15       5.750      680      187,200      80.00     95.00       100.00
41183                          2        970,922.91       0.80       5.818      703      485,461      72.59     75.95        54.34
41214                          2      1,058,112.17       0.87       6.182      710      529,056      65.58     74.78        38.57
41426                          1        149,985.00       0.12       6.750      777      149,985      77.32     77.32         0.00
41456                          2      1,949,951.23       1.60       6.855      763      974,976      58.14     60.46        23.18
41487                          3      2,272,457.58       1.87       6.804      749      757,486      70.09     70.57         0.00
41518                         20      9,207,954.00       7.57       6.465      761      460,398      69.26     71.39        36.42
41548                          2        746,363.35       0.61       6.427      779      373,182      82.48     83.21        58.06
41579                          7      3,812,863.06       3.14       5.962      738      544,695      71.59     75.43        33.08
41609                         41     18,889,025.82      15.53       6.106      748      460,708      69.22     71.14        44.51
41640                         74     47,085,586.14      38.72       6.201      742      636,292      68.60     69.96        25.31
41671                         45     30,535,922.00      25.11       6.016      759      678,576      70.25     72.93        38.40
42186                          2      1,239,500.00       1.02       5.764      778      619,750      54.50     54.50         0.00
42522                          1        256,738.00       0.21       6.500      675      256,738      80.00    100.00         0.00
42614                          3      2,678,000.00       2.20       6.980      711      892,667      72.50     84.26        65.35
                             ---    --------------     ------       -----      ---      -------      -----    ------       ------
TOTAL:                       208    121,601,652.26     100.00       6.181      748      584,623      69.26     71.53        33.71
                             ===    ==============     ======       =====      ===      =======      =====    ======       ======

  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                                                  FREE WRITING PROSPECTUS
                                                  FILED PURSUANT TO RULE 433
                                                  REGISTRATION NO. 333-130545

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: February 22, 2007)

                    MERRILL LYNCH MORTGAGE BACKED SECURITIES
                                     TRUST,
                                  SERIES 2007-1

                       MORTGAGE PASS-THROUGH CERTIFICATES

MERRILL LYNCH MORTGAGE    MERRILL LYNCH MORTGAGE    MERRILL LYNCH MORTGAGE BACKED
     LENDING, INC.             INVESTORS, INC.     SECURITIES TRUST, SERIES 2007-1
       SPONSOR                   DEPOSITOR                 ISSUING ENTITY

                                   ----------

THE ISSUING ENTITY

The Merrill Lynch Mortgage Backed Securities Trust, Series 2007-1 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets of the issuing entity will consist of adjustable rate prime mortgage loans secured by first liens on one- to four-family residential properties that were acquired by Merrill Lynch Mortgage Lending, Inc. from IndyMac Bank, F.S.B., Wells Fargo Bank, N.A., ABN AMRO Mortgage Group, Inc. and various other originators. The mortgage loans will be serviced by IndyMac Bank, F.S.B., PHH Mortgage Corporation, Wells Fargo Bank, N.A., ABN AMRO Mortgage Group, Inc., and various other servicers.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Merrill Lynch Mortgage Backed Securities Trust, Series 2007-1. Investing in these certificates involves risks. You should not purchase these certificates unless you fully understand their risks and structure. See "Risk Factors" in this free writing prospectus supplement and page 1 of the attached prospectus. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch Pierce, Fenner & Smith Incorporated, IndyMac Bank, F.S.B., PHH Mortgage Corporation, Wells Fargo Bank, N.A., ABN AMRO Mortgage Group, Inc., any other servicer, HSBC Bank USA, National Association or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Principal and interest will be payable monthly, as described herein. The first distribution date will be April 25, 2007. Credit enhancement for the offered certificates includes shifting interest, limited cross-collateralization and subordination.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-248-3580.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:

                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms.........................................................     1
Risk Factors.............................................................     7
The Certificates.........................................................    16
   Distribution of Interest..............................................    16
   Distribution of Principal.............................................    17
Underwriting Guidelines..................................................    17
   General...............................................................    17
   IndyMac Bank, F.S.B...................................................    17
Static Pool Information..................................................    21
Affiliations and Relationships...........................................    22
The Sponsor..............................................................    22
The Depositor............................................................    23
The Issuing Entity.......................................................    24
The Trustee..............................................................    24
The Master Servicer and the Securities Administrator.....................    25
The Services.............................................................    26
   General...............................................................    26
   IndyMac Bank, F.S.B...................................................    26
Administration of the Issuing Entity.....................................    27
   Servicing and Administrative Responsibilities.........................    27
Fees and Expenses of the Issuing Entity..................................    29
Mortgage Loan Servicing..................................................    30
   Servicing and Collection Procedures...................................    30
   Servicing Compensation and Payment of Expenses........................    31
   Adjustment to Servicing Fee in Connection with Certain Prepaid
      Mortgage Loans.....................................................    31
   Advances..............................................................    32
   Loss Mitigation Procedures............................................    32
   Evidence as to Compliance.............................................    33
The Pooling and Servicing Agreement......................................    34
   General...............................................................    34
   Assignment of Mortgage Loans..........................................    34
   Amendment.............................................................    34
   Optional Termination..................................................    35
   Events of Default.....................................................    35
   Indemnification and Limitation of Liability...........................    35
Yield, Prepayment and Weighted Average Life..............................    36
   General...............................................................    36
   Subordination of the Offered Subordinate Certificates.................    38
   Weighted Average Life.................................................    38
Material Federal Income Tax Considerations...............................    39
   General...............................................................    39
   Original Issue Discount and Amortizable Bond Premium..................    39
   Special Tax Attributes of the Certificates............................    40
   Prohibited Transactions Tax and Other Tax.............................    40
   Residual Class of Certificates........................................    41
Benefit Plan Considerations..............................................    42
Legal Investment Considerations..........................................    45

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

ISSUING ENTITY

The name of the issuing entity is Merrill Lynch Mortgage Backed Securities Trust, Series 2007-1. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.

SPONSOR

Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell all of its interest in the mortgage loans to the depositor on the closing date. The sponsor is an affiliate of Merrill Lynch Mortgage Investors, Inc., the depositor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. See "The Sponsor."

ORIGINATORS

IndyMac Bank, F.S.B., a federal savings bank whose address is 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101 and whose phone number is (800) 669-2300, Wells Fargo Bank, N.A., a national banking association whose address is 1 Home Campus, Des Moines, Iowa 50328 and whose telephone number is (515) 213-3330, ABN AMRO Mortgage Group, Inc., a Delaware corporation whose address is 2600 West Big Beaver Road, Troy, Michigan 48084 and whose phone number is (904) 288-5211 and various other banks, savings and loans and other mortgage lending institutions (collectively, the "Originators"). See "Underwriting Guidelines--IndyMac Bank, F.S.B."

SERVICERS

IndyMac Bank, F.S.B., a federal savings bank whose address is 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101 and whose phone number is (800) 669-2300, PHH Mortgage Corporation, a New Jersey corporation whose address is 3000 Leadenhall Rd, Mt. Laurel, New Jersey 08054 and whose phone number is (856) 917-6000, Wells Fargo Bank, N.A., a national banking association whose address is 1 Home Campus, Des Moines, Iowa 50328 and whose telephone number is (515) 213-3330, ABN AMRO Mortgage Group, Inc., a Delaware corporation whose address is 2600 West Big Beaver Road, Troy, Michigan 48084 and whose phone number is (904) 288-5211 and various other servicers (collectively, the "Servicers"). See "The Servicers" and "Mortgage Loan Servicing" in this free writing prospectus supplement.

DEPOSITOR

On the closing date, Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will assign all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders. The depositor is an affiliate of Merrill Lynch Mortgage Lending, Inc., the sponsor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. See "The Depositor" and "Affiliations and Relationships" in this free writing prospectus supplement and "The Depositor" in the attached prospectus.

TRUSTEE

HSBC Bank USA, National Association, a national banking association, whose address is

452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1367, will act as trustee of the issuing entity under the pooling and servicing agreement. See "The Trustee" in this free writing prospectus supplement.

MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is
(410) 884-2000, will be the master servicer and securities administrator. See "The Master Servicer and Securities Administrator" in this free writing prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

RATING AGENCIES

Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and Fitch, Inc. will issue the ratings with respect to the senior certificates and Fitch, Inc will issue the rating with respect to the mezzanine and subordinate certificates.

IMPORTANT DATES

CUT-OFF DATE

The cut-off date will be March 1, 2007.

CLOSING DATE

The closing date will be on or around March 30, 2007.

DISTRIBUTION DATE

Principal and/or interest on the certificates will be distributed on the 25th day of each month commencing in April 2007. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

RECORD DATE

With respect to certain of the certificates, the last business day preceding a distribution date, unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month preceding the month of a distribution date. With respect to certain of the certificates, the record date will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan.

THE MERRILL LYNCH MORTGAGE BACKED SECURITIES TRUST, SERIES 2007-1 CERTIFICATES

The Merrill Lynch Mortgage Backed Securities Trust, Series 2007-1 certificates represent ownership interests in the issuing entity, the assets of which will consist of first lien, adjustable rate prime residential mortgage loans.

The issuing entity will issue the certificates under a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. Any collections on the mortgage loans will be used to pay fees, expenses and any indemnity payments to the servicer, the securities administrator and the master servicer and to make interest or principal payments on the certificates.

All principal collections will be paid to one or more classes of the certificates, based on the outstanding certificate principal balances and the remaining principal amount of the mortgage loans.

DISTRIBUTIONS OF INTEREST

Interest will accrue on each class of offered certificates at specified annual rates.

The interest accrual period for any distribution date and the certificates will be the period from and including the first day of the immediately preceding month, to and including, the last day of such month. Calculations of interest on such certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The interest rate on the senior classes of certificates will be equal to the weighted average of the net mortgage interest rates of the mortgage loans in the related mortgage loan group and the interest rate on the subordinate classes of certificates will be the weighted average of the weighted average net interest rate of each of the mortgage loan groups, weighted in proportion to the results of subtracting from each mortgage loan group the certificate principal balance of the related senior certificates.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the offered certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans or advanced by the servicer and available to make distributions on the certificates. Funds received on the mortgage loans may consist of expected monthly scheduled payments and unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this free writing prospectus supplement.

LIMITED RECOURSE

The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise.

CREDIT ENHANCEMENT

The payment structure of the issuing entity includes the subordination and shifting interest features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. In addition, in certain very limited circumstances, principal and interest collected from one mortgage loan group may be applied to pay principal or interest, or both, to the certificates related to the other mortgage loan group.

Subordination

On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinate classes are the first to forego payment.

Shifting Interest

In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a mortgage pool will be allocated to the related senior certificates to the extent described in this free writing prospectus supplement during the first seven years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this free writing prospectus supplement, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each group as a whole while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest of the principal balance of the mortgage loans that the subordinate certificates evidence.

Application of Realized Losses

If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. If all of the subordinate certificates are reduced to zero, the senior certificates will be next to suffer losses.

OPTIONAL TERMINATION

Subject to the restrictions described in this free writing prospectus supplement, on any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date (the "initial optional termination date"), the securities administrator will attempt to terminate the issuing entity through an auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at any such auction, the master servicer, or one or more of the servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity. See "The Pooling and Servicing Agreement--Optional Termination."

BENEFIT PLAN CONSIDERATIONS

Generally, all of the offered certificates (other than the residual class of certificates) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. See "Benefit Plan Considerations" herein and "ERISA Considerations" in the prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, the servicers and the master servicer will each be paid a monthly fee. See "Administration of the Issuing Entity - Fees and Expenses of the Issuing Entity" in this free writing prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

The servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans serviced by the related servicer on the immediately preceding determination date. The servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the servicers make advances that are nonrecoverable from future payments and collections on the related mortgage loan, the servicers will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates that results from a mortgagor prepaying a mortgage loan in whole or in part. However, the amount of such payments will be limited with respect to any distribution date to the servicing fee payable to the servicer for the related due period.

TAX STATUS

The securities administrator will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual class of certificates) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

The residual class of certificates will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual class of certificates will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual class of certificates will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual class of certificates will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

Additionally, the residual class of certificates will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual class of certificates may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax
Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

EXCHANGE ACT FILINGS

The issuing entity will file distribution reports on Form 10-D, annual reports on Form 10-K and, if applicable, current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors, Inc" (Commission file no. 333-130545). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 205449. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

LEGAL INVESTMENT

Generally, the senior classes of certificates and any subordinate classes of certificates that are rated in one of the two highest ratings categories by one or more of the rating agencies will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom.

                                  RISK FACTORS

     INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS
SECTION IS BASED ON THE MORTGAGE POOL AS CONSTITUTED AS OF THE CUT-OFF DATE.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR CERTIFICATES

     Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

     In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans.

     The mortgage loans in the trust do not include subprime mortgage loans or mortgage loans with a negative amortization feature. Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related mortgage pool, in the case of the senior certificates or the combined mortgage pools, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

     -    the amortization schedules of the mortgage loans; and

     - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

     -    refinancing by borrowers;

     -    liquidations of defaulted loans by a servicer; and

     - repurchases of mortgage loans by the sponsor as a result of defective documentation or breaches of representations and warranties.

     In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the termination of the issuing entity through a successful auction process on or after the initial optional termination date.

     Some of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

     If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

     If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

     The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

     The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

     The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

     Substantially all of the mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of three, five, seven or ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

     Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three, five, seven or ten years, as applicable, of the term of the mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

     As of the cut-off date, the principal balances of certain of the mortgage loans may be in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each mortgage pool.

LIMITED CROSS-COLLATERALIZATION BETWEEN THE MORTGAGE POOLS

     With limited exceptions, interest and principal on the senior certificates will be payable solely out of amounts collected in respect of the mortgage loans in the related mortgage pool. In the case of the senior certificates, the mortgage pools will generally not be "cross-collateralized"-- interest and principal collections received from the mortgage loans in a mortgage pool will only be available for distribution to the related certificates and not to the senior certificates related to the other mortgage pool. On the other hand, the applicable subordinate percentage of collections from each mortgage pool will be available to make distributions to the subordinate certificates.

     Because the subordinate certificates represent interests in both mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of the mortgage pools. Therefore, the allocation of realized losses on the mortgage loans in one mortgage pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to the mortgage pool that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the mortgage pool that did not suffer those previous losses.

LIMITED RECOURSE

     Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the originators, the sponsor, the servicers, the master servicer, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     The certificates are not insured by any financial guaranty insurance policy. The subordination, shifting interest and loss allocation features described in this free writing prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

     The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes of certificates will incur losses and may never receive all of their principal.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

CASH FLOW CONSIDERATIONS AND RISKS

     The related mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

     The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments on the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of IndyMac Bank, F.S.B., PHH Mortgage Corporation, Wells Fargo Bank, N.A., ABN AMRO Mortgage Group, Inc. or any other servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of IndyMac Bank, F.S.B., PHH Mortgage Corporation, Wells Fargo Bank, N.A., ABN AMRO Mortgage Group, Inc. (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

RECENT DEVELOPMENTS AFFECTING PHH MORTGAGE CORPORATION

     Recent developments involving PHH Corporation, the parent of PHH Mortgage Corporation, may have a material impact on the ability of PHH Mortgage Corporation to service the mortgage loans and perform its duties under the pooling and servicing agreement. The inability of PHH Mortgage Corporation to perform these functions could have a material adverse effect on the value of the offered certificates.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

     The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

     It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and under the heading "Risk Factors" in the prospectus.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

     The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal on those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

     The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

     - limit the ability of the servicers to collect principal, interest and servicing advances on the mortgage loans,

     -    provide the borrowers with a right to rescind the mortgage loans,

     - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

     - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

     - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

     The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

     Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

     Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

SIMULTANEOUS SECOND LIEN RISK

     With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originators may have originated a second lien mortgage loan on the same property that is not included in the assets of the issuing entity. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicers may declare a default on the second lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originators, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the applicable originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

     Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

     Investors should be aware that FICO scores are based on past payment history of the borrower. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although FICO Scores are based solely on the information at the particular credit repository, FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

DELINQUENCIES DUE TO SERVICING TRANSFER

     It is possible that servicing of certain of the mortgage loans may be transferred in the future in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement as a result of, among other things, (i) the occurrence of unremedied events of default in the servicer's performance under the related servicing agreement or (ii) the exercise by the seller of its right to terminate a servicer without cause upon written notice as described in the servicing agreement. As of March 1, 2007, it is expected that the servicing of certain of the mortgage loans currently serviced by PHH Mortgage Corporation will be transferred to one or more other servicers.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers are not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     Merrill Lynch Mortgage Lending, Inc. does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

     See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                                THE CERTIFICATES

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each distribution date in respect of each class of certificates will equal the sum of (1) current interest for such class for such date and (2) any interest carryforward amount for such class for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

     The "Interest Funds" (i.e., the total available interest collected on the related mortgage loans less fees, expenses and indemnity amounts reimbursed to the Master Servicer, Securities Administrator, Trustee and the Servicers) for the mortgage pool will be distributed on each distribution date, generally as follows:

     (i) concurrently, to the senior certificates, current interest and any interest carryforward amount for such classes for such distribution date (any shortfall in current interest and interest carryforward amount to be allocated among such classes in proportion to the amount of current interest and interest carryforward amount that would otherwise be distributable thereon); and

     (ii) to the subordinate certificates, in accordance with their seniority, current interest and any interest carryforward amount for such classes for such distribution date.

     Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a mortgage loan may result in reduced collections of interest. Generally, servicers are required to make payments of "compensating interest" to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

DISTRIBUTIONS OF PRINCIPAL

     The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans. Generally, the senior certificates will receive principal payments on each distribution date in an amount equal to the "Senior Principal Distribution Amount" based on principal collections from the related mortgage loan group for the related due period. Generally, unless certain performance triggers are satisfied, the subordinate certificates will not receive principal prepayments until the distribution date in March 2014. From and after that distribution date, provided that certain tests are met, the subordinate certificates will receive principal prepayments in an amount equal to their allocable share of the "Subordinate Principal Distribution Amount" based on collections of principal from each of the mortgage loan groups for the related due period.

                             UNDERWRITING GUIDELINES

GENERAL

     The assets in the corpus of the Issuing Entity will consist of mortgage loans that were originated or acquired by Merrill Lynch Mortgage Lending, Inc. from various Originators. Of the various Originators, only IndyMac Bank, F.S.B., Wells Fargo Bank, N.A., and ABN AMRO Mortgage Group, Inc. originated loans constituting more than 10% of the aggregate principal balance of the mortgage loans. Only IndyMac Bank, F.S.B. originated loans constituting more than 20% of the aggregate principal balance of the mortgage loans.

INDYMAC BANK, F.S.B.

     The principal executive offices of IndyMac Bank, F.S.B. ("IndyMac Bank") are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101. IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000. During calendar years 2003, 2004, 2005 and 2006, IndyMac Bank's conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion, $60.8 billion and $89.95 billion, respectively.

     Origination Process

     IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

     Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

     Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

     Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

     Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

     IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

MORTGAGE LOAN UNDERWRITING STANDARDS

     IndyMac Bank's Underwriting Process

     Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

     IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

     In determining a borrower's FICO credit score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO credit score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO credit score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

     IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W 2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

     The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

     Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

     Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

     IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

     Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO credit score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

     To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

     Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

     IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

     1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a "third party loan originator" is a mortgage loan eligible for purchase pursuant to this program.

     2. Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

     Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

     Mortgage loans originated through the conduit channel are generally initially underwritten by a "third party seller" to the third party seller's underwriting guidelines. IndyMac Bank reviews each third party seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

     Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

                             STATIC POOL INFORMATION

     Information concerning the sponsor's prior residential mortgage loan securitizations involving adjustable rate prime mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

     In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Mark Jury, securities administrator, telephone number (212) 449-1441.

     The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying free writing prospectus or the Depositor's registration statement.

                         AFFILIATIONS AND RELATIONSHIPS

     The Depositor, the Sponsor and Merrill Lynch, the underwriter, are all affiliated.

     The Depositor is an affiliate, through common parent ownership, of each of the Sponsor and Merrill Lynch.

     The Sponsor is an affiliate, through common parent ownership, of Merrill Lynch. The Sponsor is also an affiliate of the Depositor and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                                   THE SPONSOR

     The information set forth below has been provided by Merrill Lynch Mortgage Lending, Inc. ("MLML" or the "Sponsor").

     The Sponsor is MLML. MLML is an affiliate, through common parent ownership, of Merrill Lynch, the underwriter. MLML is also an affiliate of the Depositor and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

     Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

     MLML has been the sponsor of securitizations backed by residential mortgage loans, including prime mortgage loans, since 2004. The following table sets forth the approximate aggregate initial principal amount of securities issued during the period specified below where the collateral was adjustable rate prime quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2004.

       APPROXIMATE INITIAL
        PRINCIPAL BALANCE
YEAR      OF SECURITIES
----   -------------------
2004      $  612,025,533
2005      $2,812,012,062
2006      $1,649,253,296

     As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. In coordination with Merrill Lynch, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                                  THE DEPOSITOR

     The Depositor is Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Sponsor and the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

     Merrill Lynch Mortgage Backed Securities Trust, Series 2007-1 (the "Issuing Entity") will be formed on the closing date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee, the Master Servicer and the Securities Administrator (the "Pooling and Servicing Agreement"). The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the mortgage loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

                                   THE TRUSTEE

     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), will be named trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

     In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated (subject to the terms of the Pooling and Servicing Agreement) to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Securities Administrator. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

     As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

     The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

     HSBC Bank USA, National Association has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

              THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the Securities Administrator") under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Trustee and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements as modified by their respective assignment, assumption and recognition agreements, each dated as of March 1, 2007 (the "Assignment Agreements" and together with the servicing agreements, the "Servicing Agreements"). In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

                                  THE SERVICERS

GENERAL

     There are seven Servicers who service the mortgage loans under the terms of their respective Servicing Agreements. Only IndyMac Bank, F.S.B., PHH Mortgage Corporation, Wells Fargo Bank, N.A. and ABN AMRO Mortgage Group, Inc. service mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans, and only IndyMac Bank, F.S.B. services mortgage loans constituting more than 20% of the aggregate principal balance of the mortgage loans.

INDYMAC BANK, F.S.B.

     IndyMac Bank will act as servicer under the applicable Servicing Agreement. The principal executive offices of the servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody's, "SQ2-" as a primary servicer of sub-prime mortgage loans, SQ2 as a primary servicer of prime mortgage loans and "SQ2-" as a special servicer and (z) by S&P, "above average" as a primary servicer and "average" as a servicer and special servicer.

     The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others.

     The servicer will not have any custodial responsibilities for the mortgage loans.

     As of December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion, $84.50 billion and $139.81 billion, respectively, in conventional mortgage loans owned by others. As of the date of this free writing prospectus, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of the servicer nor has there been any material non-compliance by the servicer with applicable servicing criteria as to any other securitization as to which the servicer is a party.

     IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

     IndyMac Bank intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007. Fewer than 70 of the IndyMac Bank's employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, IndyMac Bank expects that a substantial number of these employees may elect not to do so.

     If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the IndyMac Bank's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, IndyMac Bank will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Servicers.....................   Performing the servicing functions with respect
                                 to the mortgage loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the Servicing Agreements, including, but not
                                 limited to:

                                 -    collecting monthly remittances of
                                      principal and interest on the mortgage
                                      loans from the related borrowers,
                                      depositing such amounts in the related
                                      servicing account, and delivering all
                                      amounts on deposit in the servicing
                                      accounts to the Master Servicer for
                                      deposit in

PARTY:                           RESPONSIBILITIES:
------                           -----------------

                                      the master servicer collection account on the servicer remittance date;

                                 - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                 - making advances with respect to delinquent payments of principal and interest on the mortgage loans;

                                 -    making servicing advances in respect of
                                      customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                 -    providing monthly loan-level reports to
                                      the Master Servicer;

                                 -    maintaining certain insurance policies
                                      relating to the mortgage loans; and

                                 -    enforcing foreclosure proceedings.

Master Servicer...............   Performing the master servicing functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement and the Servicing
                                 Agreements, including but not limited to:

                                 - monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement;

                                 -    receiving monthly remittances from each
                                      Servicer for deposit in the master
                                      servicer collection account on the related
                                      Servicer's remittance date and delivering all amounts on deposit in the master servicer collection account to the
                                      Securities Administrator for deposit in
                                      the distribution account;

                                 - gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the
                                      Securities Administrator with respect to the mortgage loans;

                                 -    upon the termination of a Servicer,
                                      appointing a successor servicer to the
                                      extent provided for in the Pooling and
                                      Servicing Agreement, and until a successor servicer is appointed, acting as successor servicer; and

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                 -    upon the failure of a Servicer to make any
                                      required advances with respect to a
                                      mortgage loan, making those advances to
                                      the extent provided in the Pooling and
                                      Servicing Agreement.

Securities Administrator......   Performing the securities administration
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including
                                 but not limited to:

                                 -    receiving monthly remittances from the
                                      Master Servicer for deposit in the
                                      distribution account and distributing
                                      amounts on deposit therein to
                                      certificateholders;

                                 -    preparing and making available investor
                                      reports, including the monthly
                                      distribution date statement to
                                      certificateholders based on information
                                      received from the Master Servicer and
                                      reports necessary to enable
                                      certificateholders to prepare their tax
                                      returns;

                                 -    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Issuing Entity; and

                                 -    preparing and filing certain periodic
                                      reports with the Securities and Exchange
                                      Commission on behalf of the Issuing Entity with respect to the certificates.

Trustee.......................   -    Performing the trustee functions in
                                      accordance with the provisions of the
                                      Pooling and Servicing Agreement, including
                                      but not limited to:

                                 - enforcing the obligations of each of the Master Servicer and the Securities
                                      Administrator under the Pooling and
                                      Servicing Agreement;

                                 - holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files (which functions shall be performed by a custodian); and

                                 -    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer resigns or is removed by the Trustee.

FEES AND EXPENSES OF THE ISSUING ENTITY

     In consideration of their duties on behalf of the Issuing Entity, the Servicer, the Master Servicer and the Securities Administrator will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                            FREQUENCY                                                         HOW AND WHEN FEE IS
     FEE PAYABLE TO:       OF PAYMENT:                AMOUNT OF FEE:                                  PAID:
     ---------------       -----------   ---------------------------------------   ----------------------------------------
Servicers                  Monthly       For each mortgage loan serviced by a      Withdrawn from the related servicing
                                         Servicer, a monthly fee paid to such      account in respect of each mortgage loan
                                         Servicer out of interest collections      serviced by the applicable Servicer,
                                         received from the related mortgage loan   before remittance of amounts to the
                                         calculated on the outstanding principal   Master Servicer.
                                         balance of each mortgage loan at the
                                         servicing fee rate plus the investment
                                         income on funds held in the related
                                         servicing accounts.

Master Servicer            Monthly       All investment earnings on amounts on     Retained by the Master Servicer.
                                         deposit in the master servicer
                                         collection account.

Securities Administrator   Monthly       The amount of any investment earnings     Withdrawn from the distribution account,
                                         on amounts on deposit in the              before payment of any amounts to
                                         distribution account.                     certificateholders.

     Expenses of the Servicers, the Securities Administrator, the Trustee and the Master Servicer will be reimbursed before payments are made on the certificates.

                             MORTGAGE LOAN SERVICING

SERVICING AND COLLECTION PROCEDURES

     The Servicers will service the mortgage loans in accordance with their respective Servicing Agreements. Each Servicing Agreement will be assigned to the Depositor pursuant to an assignment, assumption and recognition agreement to be executed by each servicer on the closing date. The Depositor will assign its interest in the Servicing Agreements to the Issuing Entity pursuant to the Pooling and Servicing Agreement.

     Servicing functions to be performed by each Servicer under its respective Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims, and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such servicing duties, but such Servicer will not thereby be released from its obligations under its respective Servicing Agreement. When used herein with respect to servicing obligations, the term "Servicer" includes a subservicer.

     The Servicers will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Servicing Agreements and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans. Consistent with the above, the Servicers may, in their discretion, waive, modify or vary or permit to be waived, modified or varied, any term of any mortgage loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

     The Servicers will establish and maintain one or more escrow accounts. Each escrow account and the investment of deposits therein shall comply with the requirements of the related Servicing

Agreement and shall meet the requirements of the rating agencies. The Servicers will deposit and retain in the related escrow account all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the escrow accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the escrow accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the escrow accounts at or at any time after the termination of the related Servicing Agreement.

     The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the master servicer collection account (which may be deemed a sub-account of the distribution account), into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The master servicer collection account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the master servicer collection account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the master servicer collection account. The Master Servicer will deposit in the master servicer collection account, as received, the following amounts:

     (i) Any amounts withdrawn from a collection account or other permitted account;

     (ii) Any advance and compensating interest payments;

     (iii) Any insurance proceeds or liquidation proceeds received by the Master Servicer that were not deposited in a collection account or other permitted account;

     (iv) The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Issuing Entity;

     (v) Any amounts required to be deposited with respect to losses on permitted investments; and

     (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the master servicer collection account pursuant to the Pooling and Servicing Agreement.

     The Securities Administrator shall establish and maintain in the name of the Securities Administrator, for the benefit of the certificateholders, the distribution account, into which on the day prior to each distribution date it will deposit all amounts transferred to it by the Master Servicer from the master servicer collection account. All amounts deposited to the distribution account shall be held in the name of the Securities Administrator in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the distribution account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement.

The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the distribution account.

     The Sponsor has the right to cause the servicing rights of the Mortgage Loans currently serviced by PHH Mortgage Corporation to be transferred to another qualified servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be paid the applicable servicing fee for each mortgage loan serviced by it. The amount of the monthly servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The related Servicer also is entitled to receive, as additional servicing compensation, prepayment interest excesses and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on amounts on deposit in the collection account. The related Servicer is obligated to pay certain ongoing expenses associated with the mortgage loans in connection with its responsibilities under the related Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a mortgagor prepays all of a mortgage loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The related Servicer will be required to deposit compensating interest into the distribution account in an amount equal to any prepayment interest shortfall with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month; provided, however, that the amount so deposited with respect to any distribution date shall be limited to a portion of the total amount of servicing fees received on the mortgage loans serviced by it for the applicable distribution date. The Master Servicer, solely in its capacity as successor servicer, will be obligated, in accordance with the terms of the Pooling and Servicing Agreement, to make such compensating interest payments in the event that the related Servicer is required to and fails to do so.

ADVANCES

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.

     If the scheduled payment on a mortgage loan that was due on a related due date is delinquent other than for certain reasons as set forth in the applicable Servicing Agreement as a result of application of the Servicemembers Civil Relief Act, the related Servicer will remit to the Master Servicer for deposit in the master servicer collection account within the number of days prior to the related distribution date set forth in the related Servicing Agreement an amount equal to such delinquency net of the related servicing fee rate, except to the extent the related Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing and if specified in the related Servicing Agreement, advances will be made by the related Servicer until the liquidation of the related mortgaged property.

     Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement would constitute an event of default under such agreement. Such event of default by the related Servicer shall then obligate the Master

Servicer to advance such amounts to the distribution account to the extent provided in the Pooling and Servicing Agreement, except to the extent the Master Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the related mortgage loan. Any failure of the Master Servicer to make any such advance would constitute an event of default under the Pooling and Servicing Agreement, in which case the Trustee may be required to make such advance in accordance with the terms of the Pooling and Servicing Agreement.

LOSS MITIGATION PROCEDURES

     Each Servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, each related Servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the related Servicing Agreement. As to any mortgage loan that becomes a specific number of days delinquent, the related Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related Servicer determines that no such recovery is possible, it may charge off the related mortgage loan at the time it becomes a specific number of days delinquent. Once a mortgage loan has been charged off, the related Servicer will discontinue making advances, the Servicer will not be entitled to a servicing fee thereon (except as otherwise provided in the related Servicing Agreement), and the loan will be treated as a liquidated mortgage loan giving rise to a realized loss. If the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes a specific number of days delinquent, the related Servicer may continue making advances, and the related Servicer will be required to notify the Trustee of such decision.

EVIDENCE AS TO COMPLIANCE

     The Servicers, the Master Servicer and the Securities Administrator will provide to the Depositor, the Master Servicer and the Securities Administrator, as applicable, a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The Pooling and Servicing Agreement will provide that (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria applicable to it and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. Each Servicing Agreement will provide that the related Servicer will provide to the Master Servicer and the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

     Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

     The Pooling and Servicing Agreement also provides for delivery to the Depositor and the Securities Administrator, on or before a specified date in each year, a separate annual statement of compliance from the Master Servicer and the Securities Administrator pursuant to Item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Master Servicer and the Securities Administrator, as applicable, have fulfilled in all material respects their obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. The Servicing Agreement will also provide for delivery to the Depositor and Master Servicer, on or before a specified date in each year, a separate annual statement of compliance from each Servicer pursuant to Item 1123 of Regulation AB.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports prepared and filed by the Securities Administrator with respect to the Issuing Entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed with, or furnished to, the SEC.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

ASSIGNMENT OF MORTGAGE LOANS

     The mortgage loans will be assigned to the Trustee, together with all principal and interest received with respect to the mortgage loans on and after the cut-off date, other than scheduled payments due on or before that date. As to each mortgage loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each mortgage loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

     Pursuant to the terms of the mortgage loan sale agreement, the Sponsor will make certain representations and warranties concerning the related mortgage loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward to the closing date. Within the period of time specified in the mortgage loan sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a mortgage loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected mortgage loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected mortgage loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     To the extent that any mortgage loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a realized loss occurs with respect to that mortgage loan, holders of the certificates may incur a loss.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders, with certain limitations.

OPTIONAL TERMINATION

     Immediately after the first distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 5% of the initial principal balance of the mortgage loans, the Securities Administrator will be directed to attempt to terminate the Issuing Entity through a one-time auction process and thereby effect the retirement of all of the certificates. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the Master Servicer may, on any subsequent distribution date, purchase all of the mortgage loans, which would similarly result in the termination of the Issuing Entity.

EVENTS OF DEFAULT

     Events of default under the Pooling and Servicing Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the distribution account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, where such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, where such failure continues unremedied for sixty (60) days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement and the Servicing Agreements will provide that the Trustee, the Master Servicer, the Servicers, the Securities Administrator, and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability, damage, cost or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement or the Servicing Agreements, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Trustee, the Master Servicer, the Servicers and the Securities Administrator also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Master Servicer, the Servicers and the Securities Administrator in accordance with the Pooling and Servicing Agreement or the Servicing Agreements (including the fees and expenses of its counsel), except any such expenses, disbursements and advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses, the purchase price for the certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses.

     The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of realized losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     If you purchase any of the senior certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield. In particular, the interest-only certificates will be highly sensitive to the rate and timing of principal payments. If you purchase interest-only certificates, you should fully consider the risk that a rapid rate of principal payments on the mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might fail to recoup your initial investment.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. The Sponsor will represent and warrant that as of the closing date each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, the Sponsor will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Sponsor will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the mortgage loans in whole or in part. Any purchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on the offered certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of mortgage loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     Some of the mortgage loans provide for no monthly payments of principal for the first three, five, seven or ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the mortgage loans during such three, five, seven or ten year period. In addition, because no principal is due on the mortgage loans during such initial three, five, seven or ten year period, the certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the mortgage loans are recalculated on the basis of level payment amortization schedules, as described herein, principal payments on the certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the mortgage loans were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the mortgage loans.

     As described under "The Certificates--Distributions of Principal" herein, scheduled and unscheduled principal payments on the mortgage loans will generally be allocated disproportionately to the senior certificates during the first several years following the closing date or if certain conditions are met. Such allocation will initially accelerate the amortization of the senior certificates.

     The yields on the offered certificates may also be adversely affected by net prepayment interest shortfalls. The yield on each class of offered certificates will be affected by the Mortgage Rates of the Mortgage Loans from time to time, as described under "Risk Factors--Prepayments are Unpredictable and Affect Yield."

     The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described in "The Pooling and Servicing Agreement -- Optional Termination."

     If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of mortgage loans by the Sponsor due to breaches of representations and warranties.

     Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated.

     The effective yield to holders of the offered certificates will be lower than the yield otherwise produced by the applicable certificate interest rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following business day if such day is not a business day) following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings thereon in respect of such delay).

              SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     On each distribution date, the holders of classes of certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such distribution date before any distributions are made on any class of certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the subordinate certificates will be more sensitive than the yields of higher ranking certificates to the rate of delinquencies and defaults on the Mortgage Loans.

     As more fully described herein, the principal portion of realized losses on the mortgage loans will be allocated first to the lower ranking class of subordinate certificates, then to the higher ranking class of subordinate certificates, in inverse order of priority, until the class principal amount of each such class has been reduced to zero, before any such realized losses will be allocated to the senior certificates. The interest portion of realized losses on the mortgage loans will reduce the amount available for distribution on the related distribution date to the lowest ranking class outstanding on such date.

                              WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Risk Factors--Prepayments Are Unpredictable and Affect Yield."

     The weighted average life of an offered certificate is determined by (1) multiplying the net reduction, if any, of the applicable class principal amount by the number of years from the date of issuance of the offered certificate to the related distribution date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of class principal amount described in
(1) above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual class of certificates) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual class of certificates will represent the beneficial ownership of the residual interest in each of the REMICs.

     In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

     To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

     Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and Servicing Agreements and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

     The offered certificates (other than the residual class of certificates) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus.

     Holders of subordinate certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related mortgage loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The portions of certain classes of the offered certificates (other than the residual class of certificates) representing REMIC regular interests may be treated as being issued with original issue discount.

     The portions of other classes of the offered certificates (other than the residual class of certificates) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without Internal Revenue Service consent and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in
Section 7701(a)(19)(C) of the Code.

     The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

RESIDUAL CLASS OF CERTIFICATES

     The holder of the residual class of certificates must include the taxable income or loss of the REMICs in determining its federal taxable income. The residual class of certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the REMIC taxable income and the tax liability thereon of the holder of the residual class of certificates may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual class of certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The residual class of certificates will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual class of certificates will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due,
(ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual class of certificates the transferee may incur tax liabilities in excess of the cashflow from the residual class of certificates and its intention to pay the taxes associated with holding the residual class of certificates as they become due and (iii) the proposed transferee agree that it will not transfer the residual class of certificates to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the residual class of certificates (whether such residual class of certificates is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the mortgage loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual class of certificates may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual class of certificates are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual class of certificates should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

                           BENEFIT PLAN CONSIDERATIONS

     Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibits "disqualified persons" with respect to a plan subject thereto (collectively, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the offered certificates. The residual class of certificate may not be purchased by a Plan or plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual class of certificate. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA Considerations described herein and in the Prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code ("Similar Law").

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

     The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "Exemption").

     Among the general conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S & P;

     (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller for the assignment of the mortgage loans to the Trust Fund represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Trust Fund must also meet the following requirements:

     (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

     (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

     (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed in "ERISA Considerations" in the prospectus.

     Except as described below, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual class of certificate) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage moans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

     Because the characteristics of the residual class of certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the residual class of certificate. Consequently, transfers of the residual class of certificate will not be registered by the Securities Administrator unless the Securities Administrator receives a representation from the transferee of the residual class of certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that the transferee is not a Plan, and is not directly or indirectly acquiring the residual certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of a residual class of certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation as described above shall be void and of no effect. Neither the Securities Administrator nor the trustee shall be under any liability to any person for any registration or transfer of any residual class of certificate that is in fact not permitted, for making any payments due on such residual class of certificate to the holder thereof or taking any other action with respect to such holder so long as the transfer was registered in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any residual class of certificate that was in fact a Plan or person acting on behalf of a Plan at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such residual class of certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered to the last preceding holder of such residual class of certificate that is not such a Plan or person acting on behalf of a Plan.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

     The senior classes of certificates and one or more of classes of the subordinate certificates will and the remainder of the classes of subordinate certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

     No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment" in the prospectus.

                                     ANNEX A

Global Clearance, Settlement and Tax Documentation Procedures

     Except in limited circumstances, the globally offered Merrill Lynch Mortgage Backed Securities Trust, Mortgage Loan Asset Backed Certificates, Series 2007-1 known as "Global Securities," will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass through certificate issues.

     Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery against payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Beneficial owners of Global Securities that are non U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

     All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass through certificate issues in same day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360 day year of twelve 30 day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same day funds settlement. The most direct means of doing so is to pre position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360 day year of twelve 30 day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities that is a non U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non U.S. Persons (Form W 8BEN). Beneficial owners of Global Securities that are non U.S. Persons and are neither "10 percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W 8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W 8BEN claiming eligibility for treaty benefits. If the information shown on Form W 8BEN changes, a new Form W 8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

     Exemption for non U.S. Persons with Effectively Connected Income (Form W
8ECI). A non U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W 8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     The term "U.S. Person" means

     (1) a citizen or resident of the United States,

     (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

     (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

               The date of this Prospectus is September 8, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Recombinable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Recombinable
       Securities...................   102
     Exchanges of Recombinable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC

Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC

Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,
telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         88
Purchase Price...............................         33
PTCE.........................................        108
PTE..........................................        106
Rating Agency................................        106
Received Class...............................        103
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         62
REMIC Certificates...........................         75
REMIC Regular Certificateholders.............         76
REMIC Regular Certificates...................         75
REMIC Regulations............................         66
REMIC Residual Certificateholder.............         84
REMIC Residual Certificates..................         75
Retained Interest............................         43
RS Pool......................................        102
Scheduled Amortization Class.................         19
Security.....................................         31
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         31
Servicing Standard...........................         38
Short-Term Note..............................         94
SIBOR........................................          8
Similar Law..................................        105
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        111
SMMEA Securities.............................        111
SPA..........................................         14
Step-up Class................................         21
Strip........................................        103
Strip Class..................................         19
Stripped ARM Obligations.....................         73
Stripped Bond Certificates...................         70
Stripped Coupon Certificates.................         70
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         38
Sub-Servicing Agreement......................         38
Subsidiary REMIC.............................         75
Super-Premium Certificates...................         77
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        108
Swap Agreement...............................        108
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................         99
Terms and Conditions.........................         29
Title V......................................         61
Title VIII...................................         62
Trust Agreement..............................         31
U.S. Person..................................         66
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         46
Warranting Party.............................         33